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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-182016

The information in this preliminary prospectus supplement and the accompanying prospectus relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 2, 2012

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 8, 2012

$

         % Senior Notes due 2022

        We are offering $              million aggregate principal amount of our         % senior notes due 2022 (the "notes"). We will pay interest on the notes semi-annually in arrears on                           and                            of each year, commencing on                           , 2013. Unless previously redeemed, the notes will mature on                           , 2022. We may redeem some or all of the notes at any time and from time to time at the redemption price described in this prospectus supplement under the heading "Description of the Notes—Optional Redemption." We may also redeem all of the notes under the circumstances described under the heading "Description of the Notes—Redemption for Changes in Withholding Taxes."

        The notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior indebtedness. The notes will be senior in right of payment to any subordinated indebtedness. The notes will be effectively junior to any secured indebtedness, to the extent of the value of the assets securing such debt, and will be structurally subordinated to any indebtedness or other liabilities, including insurance and reinsurance liabilities, of our subsidiaries. See "Description of the Notes" for a complete description of the terms of the notes.

        The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. We do not intend to apply for a listing of the notes on any securities exchange.

        Investing in the notes involves certain risks. See "Risk Factors" beginning on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus and any risk factors described in the documents we incorporate by reference to read about important factors you should consider before buying the notes.

	Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to the Company(1)
Per Note	$	$	$
Total	$	$	$

(1)
Plus accrued interest, if any, from                           , 2012, if settlement occurs after that date.

        The underwriters expect to deliver the notes in book entry form only, through the facilities of the Depository Trust Company against payment in New York, New York on or about                            , 2012.

        None of the Securities and Exchange Commission, any state securities commission, the Bermuda Registrar of Companies, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Credit Suisse	Barclays

The date of this prospectus supplement is                           , 2012.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts, a prospectus supplement and an accompanying prospectus dated June 8, 2012. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus from time to time and in one or more offerings.

        The accompanying prospectus provides you with a general description of our debt securities, which are being offered pursuant to this prospectus supplement. This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of debt securities, supplements and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Any statement that we make in the accompanying prospectus will be modified or superseded by any inconsistent statement made by us in this prospectus supplement and any free writing prospectus delivered in connection with this offering.

        In this prospectus supplement, unless indicated otherwise or the context otherwise requires, we use the terms "the Company," "we," "us" and "our" to refer to Montpelier Re Holdings Ltd. and its subsidiaries. References to "Montpelier" refer solely to Montpelier Re Holdings Ltd. References to "Montpelier Re" refer solely to Montpelier Reinsurance Ltd., a wholly owned Bermuda subsidiary of the Company.

        You should carefully read this prospectus supplement, the accompanying prospectus and any free writing prospectus delivered in connection with this offering. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us. We are offering to sell, and seeking offers to buy, the notes only in jurisdictions where such offers and sales are permitted.

        You should not assume that the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations, cash flow and prospects may have changed since that date.

        Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003, and the Exchange Control Act 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority ("BMA"), pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that general permission is given for the issue and subsequent transfer of any securities, other than equity securities (which includes the notes described herein), from and/or to a non-resident of Bermuda.

S-ii

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the documents incorporated by reference to this prospectus supplement contain forward-looking statements within the meaning of the U.S. federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See "Risk Factors" on page S-7 herein and page 2 of the accompanying prospectus and any risk factors described in the documents we incorporate by reference for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. In particular, statements using words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar meaning generally involve forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking.

        Important events and uncertainties that could cause our actual results to differ include, but are not necessarily limited to:

  •
  the possibility of severe or unanticipated losses from natural or man-made catastrophes, including those that may result from changes in climate conditions, including, but not limited to, global temperatures and expected sea levels;

  •
  the effectiveness of our loss limitation methods;

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  our dependence on principal employees;

  •
  our ability to execute the business plans of the Company and its subsidiaries effectively;

  •
  the cyclical nature of the insurance and reinsurance business;

  •
  the levels of new and renewal business achieved;

  •
  opportunities to increase writings in our core property and specialty insurance and reinsurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities;

  •
  the sensitivity of our business to financial strength ratings established by independent rating agencies;

  •
  the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques;

  •
  the accuracy of written premium estimates reported by cedants and brokers on pro-rata contracts and certain excess-of-loss contracts where a deposit or minimum premium is not specified in the contract;

  •
  the inherent uncertainties of establishing reserves for loss and loss adjustment expenses;

  •
  unanticipated adjustments to premium estimates;

  •
  changes in the availability, cost or quality of reinsurance or retrocessional coverage;

  •
  changes in general economic and financial market conditions;

  •
  changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business;

  •
  the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers;

S-iii

  •
  the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in our industry;

  •
  declining demand due to increased retentions by cedants and other factors;

  •
  the impact of terrorist activities on the economy;

  •
  rating agency policies and practices;

  •
  unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues;

  •
  our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and

  •
  the impact of foreign currency fluctuations.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

S-iv

SUMMARY

        This summary highlights some of the information contained elsewhere in, or incorporated by reference in, this prospectus supplement. It is not complete and may not contain all of the information that may be important to you. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included or incorporated by reference in this prospectus supplement and the base prospectus. Except where the context indicates otherwise, the terms "we," "us," "our" and "the Company" refer only to Montpelier Re Holdings Ltd. and not to its subsidiaries.

 Our Company

        We were incorporated as an exempted Bermuda limited liability company under the laws of Bermuda on November 14, 2001. Through our subsidiaries in Bermuda, the United States (the "U.S."), the United Kingdom (the "U.K.") and Switzerland, we provide customized and innovative insurance and reinsurance solutions to the global market.

        On December 31, 2011, we completed the sale of Montpelier U.S. Insurance Company ("MUSIC"), our former U.S.-based excess and surplus lines insurance company, to Selective Insurance Group, Inc. ("Selective"). In connection with this transaction, we have either retained, reinsured or otherwise indemnified Selective for all business written by MUSIC with an effective date on or prior to December 31, 2011 (the "MUSIC Run-Off").

        We currently operate through three reportable segments: Montpelier Bermuda, Montpelier Syndicate 5151 and MUSIC Run-Off.

  •
  The Montpelier Bermuda segment consists of the assets and operations of Montpelier Re and Blue Water Re Ltd. ("Blue Water Re"), our wholly owned operating reinsurance subsidiaries based in Pembroke, Bermuda.

  •
  The Montpelier Syndicate 5151 segment consists of the collective assets and operations of:

  •
  Montpelier Syndicate 5151 ("Syndicate 5151"), our wholly-owned Lloyd's of London ("Lloyd's") syndicate based in London,

  •
  Montpelier Capital Limited, which serves as Syndicate 5151's sole corporate member,

  •
  Montpelier Underwriting Agencies Limited, our Lloyd's Managing Agent,

  •
  Montpelier Underwriting Services Limited, our wholly-owned U.K. support subsidiary, and

  •
  Montpelier Underwriting Inc., our wholly-owned U.S. subsidiary, and Montpelier Europa AG, our wholly-owned Swiss subsidiary, each acting as Lloyd's Coverholders.

  •
  The MUSIC Run-Off segment consists of: (i) for all periods through December 31, 2011, the historical operations of our former MUSIC segment; and (ii) for all subsequent periods, the insurance business retained, reinsured or otherwise indemnified by us in accordance with the sale of MUSIC to Selective.

Other Information

        Our principal executive offices are located at Montpelier House, 94 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 296-5550. We maintain a website at www.montpelierre.bm where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement.

The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, you should read the section of this prospectus supplement entitled "Description of the Notes" beginning on page S-13 of this prospectus supplement

Issuer	Montpelier Re Holdings Ltd.
Securities Offered	$ million aggregate principal amount of % Senior Notes due 2022.
Maturity	.
Issue Price	%, plus accrued interest, if any, from , 2012.
Interest Payment Dates	We will pay interest on the notes semi-annually on and of each year, beginning , 2013.
Ranking	The notes:

•

will be our senior unsecured obligations;

•

will rank equally in right of payment with all of our existing and future senior indebtedness, but will be effectively junior to all of our existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness;

•

will be senior in right of payment to any subordinated indebtedness; and

•

will not be guaranteed by any of our subsidiaries and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, including insurance and reinsurance liabilities.

As of June 30, 2012, on an adjusted basis after giving effect to the offering and the redemption of our 6.125% Senior Notes due 2013 (the "2013 Notes"), we would have had $ million of senior indebtedness. As of June 30, 2012, our subsidiaries had no third-party debt outstanding.
Optional Redemption	We may redeem some or all of the notes at any time or from time to time at the "make-whole" redemption price described in "Description of the Notes—Optional Redemption."
Tax Redemption	We may redeem all of the notes at any time if certain tax events occur as described in "Description of the Notes—Redemption for Changes in Withholding Taxes."

Covenants	The indenture governing the notes contains covenants that, among other things:

•

limit liens on the stock of designated subsidiaries;

•

restrict the disposition of the stock of designated subsidiaries; and

•

limit mergers, amalgamations and consolidations.

These restrictions and limitations are subject to important qualifications. See "Description of the Notes—Certain Covenants."
Use of Proceeds
We estimate the net proceeds from the offering will be approximately $ million after deducting estimated issuance discounts and commissions and other offering expenses payable by us. We intend to use approximately $ million of the net proceeds from this offering to redeem the 2013 Notes, and to use the remaining net proceeds for general corporate purposes. See "Use of Proceeds."
Absence of Market for Notes
The notes are a new issue of securities for which there is currently no established trading market. We currently do not intend to apply to list the notes on any securities exchange. Accordingly, we cannot provide any assurance as to the development or liquidity of any market for the notes.
Form
Notes will be represented by one or more global certificates deposited with, or on behalf of, The Depository Trust Company ("DTC") or its nominee. This means that holders will not receive a certificate for their notes and the notes will not be registered in their name. Ownership interests in the notes will be shown on, and transfers of the notes will be effected only through, records maintained by participants in the DTC. The DTC and the paying agent for the notes will be responsible for interest payments to you.
Original Issue Discount	The notes may be issued with original issue discount for U.S. federal income tax purposes. See "Material Tax Considerations—Taxation of Holders of the Notes—U.S. Taxation."
Risk Factors
Your investment in the notes will involve certain risks. See "Risk Factors" and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should consider carefully before deciding to invest.

        For more complete information about the notes, see the "Description of the Notes" section of this prospectus supplement.

MONTPELIER RE HOLDINGS LTD.
CONSOLIDATED BALANCE SHEETS
Unaudited

(In millions of U.S. dollars, except share amounts)	June 30, 2012	December 31, 2011
Assets
Fixed maturity investments, at fair value (amortized cost: $2,370.6 and $2,359.1)	$2,425.9	$2,390.2
Equity securities, at fair value (cost: $36.7 and $79.3)	37.2	96.1
Other investments (cost: $107.8 and $100.0)	109.9	102.4

Total investments	2,573.0	2,588.7
Cash and cash equivalents	563.7	340.3
Restricted cash	88.6	128.4
Reinsurance recoverable on unpaid losses	78.8	77.7
Reinsurance recoverable on paid losses	3.5	7.7
Insurance and reinsurance premiums receivable	353.5	213.4
Unearned reinsurance premiums ceded	51.1	22.0
Deferred insurance and reinsurance acquisition costs	57.7	50.9
Accrued investment income	15.0	16.2
Unsettled sales of investments	88.2	33.9
Other assets	21.6	20.3

Total Assets	$3,894.7	$3,499.5

Liabilities
Loss and loss adjustment expense reserves	$1,029.9	$1,077.1
Debt	327.9	327.8
Unearned insurance and reinsurance premiums	418.3	265.9
Insurance and reinsurance balances payable	77.6	44.0
Liability for investment securities sold short	127.7	136.3
Unsettled purchases of investments	251.0	69.9
Accounts payable, accrued expenses and other liabilities	37.6	29.2

Total Liabilities	2,270.0	1,950.2

Commitments and Contingent Liabilities	—	—
Shareholders' Equity
Non-cumulative preferred shares ("Preferred Shares")—issued 6,000,000 shares	150.0	150.0
Common Shares at par value—issued 58,342,991 and 62,260,930 shares	0.1	0.1
Additional paid-in capital	1,093.3	1,165.6
Treasury shares at cost: 1,780,994 and 1,396,756 shares	(30.2)	(22.0)
Retained earnings	416.8	259.7
Accumulated other comprehensive loss	(5.3)	(4.1)

Total Shareholders' Equity	1,624.7	1,549.3

Total Liabilities and Shareholders' Equity	$3,894.7	$3,499.5

MONTPELIER RE HOLDINGS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
Unaudited

	Six Month Periods Ended June 30,
(In millions of U.S. dollars, except per share amounts)	2012	2011
Revenues
Gross insurance and reinsurance premiums written	$513.2	$471.3
Ceded reinsurance premiums	(82.4)	(50.5)

Net insurance and reinsurance premiums written	430.8	420.8
Change in net unearned insurance and reinsurance premiums	(123.9)	(102.3)

Net insurance and reinsurance premiums earned	306.9	318.5
Net investment income	34.8	34.6
Net realized and unrealized investment gains	45.7	26.0
Net foreign exchange losses	0.3	0.3
Net income (expense) from derivative instruments	3.6	3.3
Other revenue	0.7	0.1

Total revenues	392.0	382.8

Expenses
Underwriting expenses:
Loss and loss adjustment expenses	101.2	352.8
Insurance and reinsurance acquisition costs	48.4	51.0
General and administrative expenses	56.7	49.5
Non-underwriting expenses:
Interest and other financing expenses	9.8	10.8

Total expenses	216.1	464.1

Income (loss) before income taxes	175.9	(81.3)
Income tax benefit (provision)	—	0.6

Net income (loss)	175.9	(80.7)
Dividends declared on Preferred Shares	(6.7)	(2.4)

Net income (loss) available to common shareholders	$169.2	$(83.1)

Net income (loss)	$175.9	$(80.7)
Net change in foreign currency translation	(1.2)	1.4

Comprehensive income (loss)	$174.7	$(79.3)

Per share data:
Basic and diluted earnings (loss) per Common Share	$2.82	$(1.34)
Dividends declared per Common Shares	0.21	0.20

GROSS WRITTEN PREMIUMS BY LINE OF BUSINESS AND GEOGRAPHY

        The following tables present Montpelier's gross premiums written, by line of business and reportable segment, during the six month periods ended June 30, 2012 and 2011:

Six Month Period Ended June 30, 2012	Montpelier Bermuda	Montpelier Syndicate 5151	MUSIC Run-Off	Corporate and Other(1)	Total
Property Catastrophe—Treaty	$278.1	$9.0	$—	$3.6	$290.7
Property Specialty—Treaty	23.5	2.8	—	—	26.3
Other Specialty—Treaty	45.2	46.2	—	—	91.4
Property and Specialty Individual Risk	23.2	80.1	1.5	—	104.8

Total gross premiums written	$370.0	$138.1	$1.5	$3.6	$513.2

Six Month Period Ended June 30, 2011	Montpelier Bermuda	Montpelier Syndicate 5151	MUSIC Run-Off	Corporate and Other(1)	Total
Property Catastrophe—Treaty	$219.4	$30.1	$—	$(10.9)	$238.6
Property Specialty—Treaty	27.2	4.6	—	—	31.8
Other Specialty—Treaty	43.0	38.8	—	—	81.8
Property and Specialty Individual Risk	23.6	67.9	28.4	(0.8)	119.1

Total gross premiums written	$313.2	$141.4	$28.4	$(11.7)	$471.3

(1)
Represents intercompany excess-of-loss reinsurance arrangements between Montpelier Bermuda and Montpelier Syndicate 5151 and between MUSIC Run-Off and Montpelier Syndicate 5151, each of which is eliminated in consolidation.

RISK FACTORS

        An investment in the notes involves the following risks. You should carefully consider these risk factors and also refer to the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of the events or actions described in these risk factors may have a material adverse effect on our business or financial performance.

Risks Related to This Offering

An active trading market for the notes may not develop.

        The notes are a new issue of securities with no established trading market. We currently do not intend to apply to list the notes on any securities exchange. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters are under no obligation to do so and may cease their market-making at any time without notice. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by many factors, including changes in the overall market for debt securities generally or the interest of securities dealers in making a market in the notes and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Our obligations under the notes are unsecured and subordinated in right of payment to any secured debt that we may incur in the future.

        The notes will be our unsecured obligations. As a result, in the event of the bankruptcy, liquidation or reorganization of Montpelier or upon the acceleration of the notes due to an event of default, Montpelier's assets will be available to pay its obligations on the notes only after all secured indebtedness has been paid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

Because of our holding company structure, the notes will be subordinated to all indebtedness and liabilities of our subsidiaries.

        We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, claims of holders of the notes will be effectively subordinated to the indebtedness and other liabilities of our subsidiaries. Therefore, in the event of the bankruptcy, liquidation or dissolution of a subsidiary, following payment by such subsidiary of its liabilities, such subsidiary may not have sufficient assets remaining to make payments to us as a shareholder or otherwise. As of June 30, 2012, the liabilities of our subsidiaries, all of which would be structurally senior to the notes, were approximately $1,922.5 million (including insurance and reinsurance liabilities).

We will depend upon dividends from Montpelier Re to meet our obligations under the notes.

        Dividends and other permitted distributions from Montpelier Re are expected to be our primary source of funds to meet ongoing cash requirements, including debt service payments and other expenses. Bermuda law and regulations, including Bermuda insurance regulation, limit the declaration and payment of dividends and the making of distributions by Montpelier Re to us and, in certain cases, require the prior notification to, or the approval of, the BMA. Subject to such law and regulations, the directors of Montpelier Re have the authority to determine whether or not to declare dividends to us. The maximum amount of dividends that could have been paid by Montpelier Re to us on June 30, 2012, without such notification, was $410.0 million. There is no assurance that dividends will be declared or paid in the future.

        The inability of Montpelier Re to pay dividends to us in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our operations and ability to satisfy our obligations to you under the notes.

        Montpelier Re has no obligation to pay interest or principal due on the notes or to make funds available to us for that purpose, whether in the form of loans, dividends or other distributions. Accordingly, our ability to repay the notes at maturity or otherwise may be dependent upon our ability to refinance the notes, which will in turn depend, in large part, upon factors beyond our control.

We may incur additional indebtedness that could limit the amount of funds available to make payments on the notes.

        Neither the notes nor the indenture prohibits or limits the incurrence of secured or senior indebtedness or the incurrence of other indebtedness and liabilities by us. Any additional indebtedness or liabilities so incurred would reduce the amount of funds we would have available to pay our obligations under the notes.

The notes may be redeemed prior to maturity, which may adversely affect your return on the notes.

        The notes will be redeemable at our option in whole or in part on one or more occasions at any time, including if certain tax events occur. Redemption may occur at a time when prevailing interest rates are relatively low. If this happens, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the redeemed notes. See "Description of the Notes—Optional Redemption" and "Description of the Notes—Redemption for Changes in Withholding Taxes" for a more detailed discussion of redemption of the notes.

U.S. persons who own our notes may have more difficulty in protecting their interests than U.S. persons who are creditors of a U.S. corporation.

        Creditors of a company in Bermuda such as Montpelier may enforce their rights against the company by legal process in Bermuda, although enforcement in Bermuda may not be the only means of enforcement. Where a creditor seeks to use legal process in Bermuda, it would first have to obtain a judgment in its favor against Montpelier by pursuing a legal action against Montpelier in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction that would be foreign to the plaintiff. Pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. person.

        Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.

In the event that we become insolvent, the rights of a creditor against us would be severely impaired.

        In the event of our insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a dividend pro rata along with other unsecured creditors to the extent of our available assets (after the payment of costs of the liquidation and the distribution of assets to creditors with higher priority, such as secured creditors and preferential creditors). However, creditors not subject to the Bermuda jurisdiction are not prevented from taking action against the Company in jurisdictions outside Bermuda unless there has been a stay or an injunction by the courts of that jurisdiction preventing them from doing so. In those circumstances, any judgment thus obtained may be capable of enforcement against the Company's assets located outside Bermuda.

        The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation which becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.

The notes may be issued with original issue discount for U.S. federal income tax purposes.

        The notes may be issued with original issue discount for U.S. federal income tax purposes. To the extent that the "stated redemption price at maturity" of the notes exceeds their "issue price" (both as defined below under "Material Tax Considerations—Taxation to Holders of the Notes—U.S. Taxation") by an amount that equals or is greater than the statutory de minimis amount, U.S. Holders (as defined below under "Material Tax Considerations—Taxation to Holders of the Notes—U.S. Taxation") will generally be required to include such excess in their gross income (as ordinary income) on a constant yield to maturity basis, in advance of their receipt of cash attributable to such original issue discount. See "Material Tax Considerations—Taxation to Holders of the Notes—U.S. Taxation."

You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.

        We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers, and certain of the experts named in this prospectus supplement, reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, we have been advised that there would be doubt as to whether:

  •
  In an action by a holder of the notes the courts of Bermuda would recognize that the U.S. courts have jurisdiction over persons who reside in Bermuda or elsewhere outside of the U.S. and as a consequence may refuse to enforce judgments of U.S. courts against such persons; and

  •
  A holder of the notes would be able, in the courts of Bermuda, to bring an original action based upon the provisions of the U.S. federal securities laws, or enforce judgments of U.S. courts based upon those laws, for reasons of public policy.

        Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

USE OF PROCEEDS

        We estimate the net proceeds from the offering will be approximately $            million after deducting estimated issuance discounts and commissions and other offering expenses payable by us. We intend to use approximately $             million of the net proceeds from this offering to redeem our 6.125% Senior Notes due 2013, and to use the remaining net proceeds for general corporate purposes. In order to effectuate such redemption, we intend, promptly upon consummation of this offering, to deliver notice to holders of the 2013 Notes of the redemption, which notice must be delivered at least 30 days prior to the redemption date.

 CAPITALIZATION

        The following table sets forth the consolidated cash and cash equivalents and capitalization of the Company as of June 30, 2012, (1) on a historical basis and (2) as adjusted to reflect the redemption of $228.0 million aggregate principal amount of our 2013 Notes and the issuance and sale of the notes offered hereby, after deducting the underwriting discount and our estimated offering expenses.

	As of June 30, 2012
	Actual	As Adjusted
	(In millions)
Cash and cash equivalents	$563.7	$

Debt:
6.125% Senior notes due 2013	228.0		—
Trust Preferred Securities due 2036	100.0		100.0
% Senior notes due 2022 offered hereby	—

Total Debt	328.0

Shareholders' Equity
Non-cumulative Preferred Shares Series A at 1/6 cent par value share—6,000,000 shares issued and outstanding	150.0		150.0
Common Shares at 1/6 cent par value per share—58,342,991 shares issued and outstanding	0.1		0.1
Additional paid-in-capital	1,093.3		1,093.3
Treasury shares at cost: 1,780,994 shares	(30.2)		(30.2)
Retained earnings	416.8		402.8
Accumulated other comprehensive loss	(5.3)		(5.3)

Total Shareholders' Equity	1,624.7		1,610.7

Total Capitalization	$1,952.7	$

Selected ratio:
Ratio of Total Debt to Total Capitalization	16.80%		%

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference share dividends for the six months ended June 30, 2012 and each of the years ended December 31, 2011, 2010, 2009, 2008 and 2007:

	Six Months Ended June 30, 2012	Years Ended December 31,
		2011(1)	2010	2009	2008(2)	2007
Income (loss) before income taxes and extraordinary item	$175.9	$(115.8)	$210.7	$464.6	$(143.5)	$347.8
Fixed charges:
Assumed interest component of rent expense (1/3 rent/lease)	0.8	1.6	1.5	1.4	1.3	0.9
Interest on senior unsecured debt	7.0	14.0	14.0	14.5	15.3	15.3
Interest on trust preferred securities	2.2	5.3	8.7	8.7	8.7	8.7
Interest on Blue Ocean Re Holdings Ltd. ("Blue Ocean") indebtedness		—	—	—	0.2	5.6

Total fixed charges	$10.0	$20.9	$24.2	$24.6	$25.5	$30.5
Preferred dividends of the Company and Blue Ocean	6.7	9.1	—	—	0.6	7.0

Total combined fixed charges and preferred share dividends	$16.7	$30.0	$24.2	$24.6	$26.1	$37.5
Earnings:
Earnings (loss) before income taxes and extraordinary item plus fixed charges	$185.9	$(94.9)	$234.9	$489.2	$(118.0)	$378.3
Ratio of earnings to fixed charges	18.6	—	9.7	19.9	—	12.4
Ratio of earnings to combined fixed charges and preference share dividends	11.1	—	9.7	19.9	—	10.1

(1)
For the year ended December 31, 2011, our earnings were insufficient to cover fixed charges and combined fixed charges and preferred share dividends by $115.8 million and $124.9 million, respectively. This was as a result of significant natural catastrophe losses incurred during that year.

(2)
For the year ended December 31, 2008, our earnings were insufficient to cover fixed charges and combined fixed charges and preference shares dividends by $143.5 million and $144.1 million, respectively. This was a result of net realized and unrealized investment losses and a large hurricane loss incurred during that year.

DESCRIPTION OF THE NOTES

General

        The notes will be issued under an indenture, dated as of July 15, 2003, between us and The Bank of New York Mellon Corporation, as trustee, as supplemented by the second supplemental indenture (the "Second Supplemental Indenture"), to be dated as of                        , 2012. We have summarized material provisions of the indenture below. The summary is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture, including the definitions of certain terms in the indenture and those terms made a part of the indenture by the Trust Indenture Act of 1939, as amended. The form of indenture is filed as an exhibit to the registration statement of which this prospectus supplement is a part, and you should read the indenture for provisions that may be important to you. In this summary, we have included reference to section numbers in the indenture so that you can easily locate these provisions. Capitalized terms used in this summary have the meanings specified in the indenture. In this summary, "we," "our" and "us" refer solely to Montpelier Re Holdings Ltd. and its successors under the indenture and not any of its subsidiaries.

        The indenture does not limit the aggregate principal amount of the debt securities that we may issue under it and provides that we may issue debt securities under it from time to time in one or more series. The indenture does not limit the amount of other indebtedness that we or our subsidiaries may issue. The notes will be our direct, unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.

        The notes will be issued in registered form only in denominations of $2,000 and integral multiples of $1,000. We will issue the notes initially in the aggregate principal amount of $            . We may, at any time and from time to time, without the consent of the existing holders of the notes, re-open the series and issue additional notes having the same interest rate, maturity and other terms as the notes except for the issue price, issue date, and in some cases, first interest payment date. In the event that any additional notes are not treated as part of the "same issue" as the notes for U.S. federal income tax purposes, such additional notes will be issued with a separate CUSIP, ISIN or Common Code (as applicable) so that they are distinguishable from the notes. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments and redemptions. For a discussion of the U.S. federal income tax implications of such an issuance of additional notes, see "Material Tax Considerations—Taxation of Holders of the Notes—U.S. Taxation—Additional Notes."

        Each note will bear interest at an annual rate of        %, computed on the basis of a 360-day year of twelve 30-day months, from the date of issue or from the most recent interest payment date to which interest has been paid or provided for. We will pay interest semi-annually in arrears on                  and                  of each year, which we refer to as the interest payment dates, beginning on                  , 2013, to the persons in whose names the notes are registered at the close of business on the applicable record date, which is the                  or                  immediately preceding such interest payment date. Unless previously redeemed, the notes will mature, and the principal amount of the notes will become payable, on                  , 2022.

        If any interest payment date falls on a day that is not a business day, the interest payment shall be postponed to the next day that is a business day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date of the notes falls on a day that is not a business day, the payment of interest and principal may be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after the maturity date. Interest payments for the notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the interest payment date or the date of maturity, as the case may be. Interest on the notes which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the notes are so registered on such regular record date.

        The indenture does not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating.

Optional Redemption

        We may redeem the notes at any time, in whole or in part, at a "make-whole" redemption price equal to the greater of (1) the principal amount being redeemed and (2) the sum of the present values of the remaining scheduled payments of the principal and interest (other than accrued interest) on the notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus             basis points, plus in either case accrued and unpaid interest to the redemption date.

        "Treasury Rate" means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

        "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us after consultation with the trustee.

        "Comparable Treasury Price" means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

        "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date for the notes being redeemed.

        "Reference Treasury Dealer" means (1) each of Credit Suisse Securities (USA) LLC and Barclays Capital Inc. and, in each case, their respective successors; provided, however, that if either of them ceases to be a primary U.S. Government securities dealer in New York City, we will appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by us.

Selection and Notice

        We will send the holders of the notes to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the notes, unless otherwise agreed in a holders' redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the notes to be redeemed in whole or in part.

        Unless we default in payment of the redemption price, the notes called for redemption shall cease to accrue any interest on or after the redemption date.

Redemption for Changes in Withholding Taxes

        We may redeem the notes at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts (as defined below), if any, to the date fixed for redemption, at any time we receive an opinion of independent counsel of recognized standing that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda, any taxing jurisdiction (as defined below under "—Payment of Additional Amounts"), or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, treaties, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction, or any political subdivision or taxing authority thereof or therein, which action is generally applied or is taken with respect to the Company or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction, or any political subdivision or taxing authority thereof or therein, whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the notes as provided in "—Payment of Additional Amounts" below and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the notes under this provision, we will give written notice of such election to the trustee and the holders of the notes, provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay additional amounts. Interest on the notes will cease to accrue on and after the redemption date unless we default in the payment of the redemption price. (See Section 4.5 of the indenture)

Ranking

        The notes will be senior debt. They will rank equally with all our current and future unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all existing and future liabilities of our subsidiaries. We are a holding company, and we conduct all of our operations through our direct and indirect subsidiaries. As of June 30, 2012, the liabilities of our subsidiaries, all of which would be structurally senior to the notes, were approximately $1,922.5 million (including insurance and reinsurance liabilities).

Certain Covenants

Limitations on Liens on Stock of Subsidiaries

        Under the indenture, we will covenant that, so long as any notes are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of capital stock are now owned or hereafter acquired) without effectively providing concurrently that the notes (and, if we so elect, any other Indebtedness of ours that is not subordinate to the notes and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 4.6 of the indenture)

        For purposes of the indenture, "capital stock" of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity. (Section 1.1 of the indenture)

        The term "Designated Subsidiary" means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 10% of our consolidated book value. As of June 30, 2012, the only subsidiary of ours that would have been a Designated Subsidiary was Montpelier Reinsurance Ltd.

        The term "Indebtedness" means, with respect to any person:

  (1)
  the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

  (2)
  all capitalized lease obligations of such person;

  (3)
  all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (4)
  all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

  (5)
  all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise, the amount thereof being deemed to be the lesser of the stated recourse, if limited, and the amount of the obligation or dividends of the other Person;

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

  (7)
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above. (Section 1.1 of the indenture)

Limitations on Disposition of Stock of Designated Subsidiaries

        The indenture also provides that, so long as any notes are outstanding and except in a transaction otherwise governed by such indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, the Designated Subsidiary would remain a subsidiary of the Company and we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by us may only be made for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

        Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80% and (2) we may, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith. (Section 4.7 of the indenture)

Consolidation, Amalgamation, Merger and Sale of Assets

        The indenture provides that we may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person or (2) permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda, or any country which is, on the date of the Second Supplemental Indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the notes issued under the indenture, and the performance of our obligations under the indenture and the notes issued thereunder, (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing and (c) certain other documents are delivered. (Section 11.1 of the indenture)

Certain Other Covenants

        Except as otherwise permitted under "—Limitations on Liens of Stock of Subsidiaries" and "—Consolidation, Amalgamation, Merger and Sale of Assets" described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to the holders of any notes. (Section 4.8 of the indenture)

Events of Default

        The following events will constitute an event of default under the indenture with respect to the notes (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (1)
  default in the payment of any interest on the notes, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in the payment of the principal of or any premium on the notes, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  (3)
  default in the performance, or breach, of any covenant or warranty of ours contained in the indenture, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

  (4)
  default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture;

  (5)
  failure within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  (6)
  certain events relating to our bankruptcy, insolvency or reorganization; or

  (7)
  default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to the Company.

        If an event of default with respect to the notes (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding notes by written notice as provided in the indenture may declare the principal amount of all outstanding notes to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder.

        The indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the notes, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the notes unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or any additional amounts with respect to, any notes, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the notes.

        If an event of default occurs, has not been waived and is continuing with respect to the notes, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the notes by all appropriate judicial proceedings. The indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes.

        Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Amendments and Waivers

        We and the trustee may modify or amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

  •
  change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the notes,

  •
  reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the notes,

  •
  change our obligation to pay additional amounts with respect to the notes,

  •
  change the redemption provisions of the notes or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the notes at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder of the notes,

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the notes is payable,

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the notes (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

  •
  reduce the percentage in principal amount of the notes, the consent of whose holders is required in order to take specific actions,

  •
  reduce the requirements for quorum or voting by holders of the notes in the applicable section of the indenture,

  •
  modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the notes except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby, or

  •
  modify any of the above provisions. (Section 10.2 of the indenture)

        We and the trustee may modify or amend the indenture and the notes without the consent of any holder in order to, among other things:

  •
  provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

  •
  add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us by the indenture;

  •
  provide for a successor trustee with respect to the notes;

  •
  cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the notes;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the notes under the indenture;

  •
  add any additional events of default with respect to the notes;

  •
  provide for conversion or exchange rights of the holders of the notes; or

  •
  make any other change that does not materially adversely affect the interests of the holders of the notes. (Section 10.1 of the indenture)

        The holders of at least a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive compliance by us with certain restrictive provisions of the indenture. (Section 4.9 of the indenture) The holders of not less than a majority in aggregate principal amount of the notes may, on behalf of the holders of the notes, waive any past default and its consequences under the indenture with respect to the notes, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the notes or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note. (Section 6.10 of the indenture)

        Under the indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in "—Events of Default" described above. (Section 4.10 of the indenture)

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of the notes that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the notes with respect to principal and any premium, interest and any additional amounts to the date of such deposit (if the notes have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 12.1 of the indenture)

        The indenture provides that, unless the provisions of Section 12.2 are made inapplicable to the notes pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the notes and other obligations to register the transfer or exchange of the notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency with respect to the notes and to hold moneys for payment in trust) ("defeasance") or (2) to be released from our obligations with respect to the notes under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the notes on the scheduled due dates or any prior redemption date. (Section 12.2 of the indenture)

        Such a trust may only be established if, among other things:

  (1)
  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

  (2)
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

  (3)
  we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

  (4)
  with respect to defeasance, we have delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders over our other creditors. (Section 12.2 of the indenture)

        "Government Obligations" means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1 of the indenture)

        In the event we effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Payment of Additional Amounts

        We will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the notes without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If such a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any note such additional amounts (the "additional amounts") as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such note or in the indenture to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

  (1)
  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such note, (b) presented, where presentation is required, such note for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such note for payment more than 30 days after the date on which the payment in respect of such note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such note for payment on any day within that 30-day period;

  (2)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  (3)
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

  (4)
  any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

  (5)
  any tax, assessment or other governmental charge that is imposed, or any amount that is required to be deducted or withheld, pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") (or any amended or successor version of such Sections), any Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof; or

  (6)
  any combination of items (1), (2), (3), (4) and (5).

        In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such note if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the note. (Section 4.4 of the indenture)

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more fully registered global notes. The global notes will be deposited upon issuance with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC. DTC will act as depositary. The notes will be registered in the name of DTC or its nominee.

        Ownership of beneficial interests in a global note will be limited to DTC participants and to persons that may hold interests through institutions that have accounts with DTC, which we refer to as the participants. Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

        DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC's participants include:

  •
  securities brokers and dealers (including the underwriters);

  •
  banks;

  •
  trust companies;

  •
  clearing corporations; and

  •
  other organizations (some of which, and/or their representatives, own DTC).

        Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC's book-entry system.

        We will make principal and interest payments on the notes represented by a global note to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by the global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

  •
  any aspect of DTC's records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

  •
  any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

  •
  the maintenance, supervision or review of any of DTC's records relating to those beneficial ownership interests.

        We provide the following description of the operations and procedures of DTC solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it from time to time. We take no responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

        DTC has advised us that upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit, on its book-entry registration and transfer system, the accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global note as shown on DTC's records. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in "street name," and will be the sole responsibility of those participants.

        A global note can only be transferred:

  •
  as a whole by DTC to one of its nominees;

  •
  as a whole by a nominee of DTC to DTC or another nominee of DTC; or

  •
  as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of that successor.

        The notes represented by a global note can be exchanged for definitive notes in registered form only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary for that global note;

  •
  at any time DTC ceases to be a clearing agency registered under the Exchange Act;

  •
  we in our sole discretion determine that the global note will be exchangeable for definitive notes in registered form and notify the trustee of our decision; or

  •
  an event of default with respect to the notes represented by that global note has occurred and is continuing.

        A global note that can be exchanged under the preceding sentence will be exchanged for definitive notes that are issued in authorized denominations in registered form for the same aggregate amount. Those definitive notes will be registered in the names of the owners of the beneficial interests in the global note as directed by DTC.

        Except as provided above, (1) owners of beneficial interests in such global note will not be entitled to receive physical delivery of notes in definitive form and will not be considered the holders of the notes for any purpose under the indenture and (2) no notes represented by a global note will be exchangeable. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC (and if that person is not a participant, on the procedures of the participant through which that person owns its interest) to exercise any rights of a holder under the indenture or that global note. The laws of some jurisdictions require that some purchasers of securities take physical delivery of the securities in definitive form. Those laws may impair the ability to transfer beneficial interests in a global note.

        Beneficial interests in a global note will trade in DTC's same day settlement system until maturity or redemption or until issuance of definitive notes in registered form as provided for in the indenture.

        We understand that under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then (1) DTC would authorize the participants holding the relevant beneficial interests to take that action and (2) those participants would authorize the beneficial owners owning through those participants to take that action or would otherwise act on the instructions of beneficial owners owning through them.

MATERIAL TAX CONSIDERATIONS

        The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under "Taxation of Montpelier Re Holdings Ltd. and its Subsidiaries—Bermuda Taxation" and "Taxation of Holders of the Notes—Bermuda Taxation" is based upon the advice of Appleby (Bermuda) Limited, special Bermuda legal counsel, (ii) under "Taxation of Montpelier Re Holdings Ltd. and its Subsidiaries—U.S. Taxation" and "Taxation of Holders of the Notes—U.S. Taxation" is based upon the advice of Cravath, Swaine & Moore LLP, our special U.S. tax counsel and (iii) under "Taxation of Montpelier Re Holdings Ltd. and its Subsidiaries—U.K. Taxation" is based upon the advice of Mayer Brown International LLP, our tax advisors in the U.K. The advice of such firms does not include any accounting matters, factual determinations, or statements as to the company's beliefs or conclusions or intentions. The discussion is based upon current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of the notes. The tax treatment of a holder of the notes, or of a person treated as a holder of the notes for U.S. federal income, state, local non-U.S. or other tax purposes may vary depending on the holder's particular tax situation. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE NOTES. THIS DISCUSSION ADDRESSES THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, BUT DOES NOT ADDRESS TAX CONSIDERATIONS RELEVANT TO AN INVESTMENT IN OTHER OFFERED SECURITIES. THIS DISCUSSION IS FURTHER SUBJECT TO ANY ADDITIONAL DISCUSSION CONTAINED IN THIS PROSPECTUS SUPPLEMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THIS FOR ANY ADDITIONAL DISCUSSION REGARDING U.S. FEDERAL INCOME TAXATION.

Taxation of Montpelier Re Holdings Ltd. and its Subsidiaries

Bermuda Taxation

        Under current Bermuda law, there is no income tax or capital gains tax payable by us, Montpelier Re and Blue Water Re. Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re have each obtained from the Minister of Finance of Bermuda under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to Montpelier Re Holdings Ltd., to Montpelier Re, to Blue Water Re or to any of their operations or their shares, debentures or other obligations, until March 31, 2035, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda (Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re are not so currently affected) and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967, or otherwise payable in relation to land in Bermuda leased to Montpelier Re Holdings Ltd., Montpelier Re or Blue Water Re. Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re each pay annual Bermuda government fees, and Montpelier Re and Blue Water Re each pay annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

U.K. Taxation

Residence and Permanent Establishment

        Except for Montpelier Holdings Limited, Montpelier Marketing Services Limited, Montpelier Capital Limited, Montpelier Underwriting Agencies Limited and Montpelier Underwriting Services Limited (collectively, the "Montpelier U.K. Subsidiaries"), no subsidiary of Montpelier (all subsidiaries together, the "Group") is incorporated in the U.K. Accordingly, no member of the Group, other than the Montpelier U.K. Subsidiaries, should be treated as being resident in the U.K. unless that member's central management and control is exercised in the U.K. The concept of central management and control is indicative of the highest level of control of a company, which is a question of fact. Each member of the Group, other than the Montpelier U.K. Subsidiaries, intends to manage its affairs so that it is not resident in the U.K. for U.K. tax purposes.

        A company not resident in the U.K. for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the U.K., but the charge to U.K. corporation tax is limited to profits attributable to such permanent establishment.

        Each member of the Group, other than the Montpelier U.K. Subsidiaries and Montpelier Technical Resources Ltd., intends to operate in such a manner so that it does not carry on a trade in the U.K. through a permanent establishment. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the U.K. through a permanent establishment, the U.K. taxation authorities might contend successfully that any member of the Group, other than the Montpelier U.K. Subsidiaries, is trading in the U.K. through a permanent establishment in the U.K. Montpelier Technical Resources Ltd. (a U.S. incorporated company) ("MTRL") entered into an Infrastructure Agreement and a Secondment Agreement (with effect from January 1, 2012) with Montpelier Underwriting Services Limited ("MUSL"), one of the Montpelier U.K. Subsidiaries, whereby MUSL will provide to MTRL: (1) premises in central London (at the same address as MUSL); (2) office facilities; (3) equipment; (4) various support services including information technology; and, (5) staff seconded from MUSL, to enable MTRL to carry on business from the U.K. Subject to the attribution principle described above, MTRL may be treated as trading in the U.K. through a permanent establishment in the U.K. (the "MTRL U.K. PE").

        If any of the Montpelier U.S. subsidiaries qualifying for benefits under the double tax treaty between the U.K. and the United States were trading in the U.K. through a permanent establishment, they would only be subject to U.K. corporation tax if the permanent establishment constituted a permanent establishment for the purposes of that treaty and then only to the extent that any profits were attributable to that permanent establishment in the U.K.

        The U.K. has no double tax treaty with Bermuda.

        There are circumstances in which companies that are neither resident in the U.K. nor entitled to the protection afforded by a double tax treaty between the U.K. and the jurisdiction in which they are resident may be exposed to income tax in the U.K. (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a permanent establishment, but each member of the Group intends to operate in such a manner that none of them will fall within the charge to income tax in the U.K. (other than by deduction or withholding) in this respect.

U.K. Corporation Tax

        The Montpelier U.K. Subsidiaries are subject to, and the MTRL U.K. PE may be subject to, U.K. taxation on their profits computed in accordance with U.K. tax law. Any U.S. or other foreign tax paid on the same profits will, subject to normal restrictions on foreign tax credits in the U.K., be credited against U.K. taxes payable in respect of those profits.

        Any change in U.K. tax law or in the practice of the U.K. tax authorities or the way that foreign tax credits are allocated may affect the Montpelier U.K. Subsidiaries' U.K. tax charge and any U.K. tax charge on the MTRL U.K. PE.

U.S. Taxation

        Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re currently intend to conduct substantially all of their operations in Bermuda or elsewhere outside the United States and to limit their U.S. contacts so that they will not be engaged in a trade or business in the United States. However, because there is no definitive authority regarding activities that constitute being engaged in a trade or business in the United States for U.S. federal income tax purposes, there can be no assurance that the U.S. Internal Revenue Service (the "IRS") will not contend, perhaps successfully, that Montpelier Re Holdings Ltd., Montpelier Re or Blue Water Re is engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax at a current maximum rate of 35%, as well as the branch profits tax at a current rate of 30%, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under a tax treaty, as discussed below.

        If either Montpelier Re or Blue Water Re is entitled to the benefits of the income tax treaty between Bermuda and the United States (the "Treaty") relating to certain insurance income, Montpelier Re or Blue Water Re will not be subject to U.S. federal income tax on any of such insurance income found to be effectively connected with a U.S. trade or business except to the extent that such trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. Montpelier Re and Blue Water Re currently intend not to have a permanent establishment in the United States, although there can be no assurance that Montpelier Re or Blue Water Re will achieve this result.

        Montpelier Re and Blue Water Re will be entitled to the benefits of the Treaty if, in each case, (i) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of Bermuda residents or U.S. citizens or residents and (ii) its income is not used in substantial part to make distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. There can be no assurance that Montpelier Re or Blue Water Re will be eligible for Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of its beneficial shareholders.

        The Code treats foreign insurance companies carrying on an insurance business within the United States as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If either Montpelier Re or Blue Water Re is considered to be engaged in the conduct of an insurance business in the United States and is not entitled to the benefits of the Treaty in general (e.g., because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of such entity's investment income to U.S. federal income tax. In addition, while the Treaty clearly applies to premium income, it is uncertain whether the Treaty applies to other income such as investment income. If either Montpelier Re or Blue Water Re is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Treaty in general, but the Treaty is interpreted to not apply to investment income, a significant portion of such entity's investment income could be subject to U.S. federal income tax.

        Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. federal income tax imposed by withholding, generally at a 30% rate, on the gross amount of certain "fixed or determinable annual or periodical gains, profits and income" derived from sources within the United States (such as dividends and certain interest on debt investments).

        The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to Montpelier Re or Blue Water Re are 4% for casualty insurance premiums and 1% for reinsurance premiums.

        Montpelier Capital Ltd. is subject to a closing agreement between Lloyd's and the IRS. Pursuant to this closing agreement, Montpelier Capital Ltd. will be subject to net U.S. federal income taxation with respect to a portion of its income.

Taxation of Holders of the Notes

Bermuda Taxation

        Currently, there is no Bermuda withholding tax on interest paid by Montpelier Re Holdings Ltd.

U.K. Taxation

        The following applies only to persons who are the beneficial owners of the notes and is a summary of our understanding of current law and practice in the United Kingdom relating to certain aspects of United Kingdom taxation. Some aspects do not apply to certain classes of persons (such as dealers) to whom special rules may apply.

        The United Kingdom tax treatment of holders of the notes depends upon their individual circumstances and may be subject to change in the future. Holders who may be subject to tax in a jurisdiction other than the United Kingdom or who may be unsure as to their tax position should seek their own professional advice.

United Kingdom Withholding Tax on the Notes

        Payments of interest on the notes may be made without withholding on account of United Kingdom income tax. Holders may wish to note that, in certain circumstances, HM Revenue & Customs ("HMRC") has the power to obtain information (including the name and address of the beneficial owner of the interest) from any person in the United Kingdom who either pays or credits interest to or receives interest for the benefit of an investor in the notes. Such information may include the name and address of the beneficial owner of the amount payable on redemption. Information so obtained may, in certain circumstances, be exchanged by HMRC with the tax authorities of the jurisdiction in which the investor is resident for tax purposes.

United Kingdom Corporation Tax Payers

        In general, investors that are within the charge to United Kingdom corporation tax will be charged to tax as income on all returns, profits or gains on, and fluctuations in value of, the Notes (including fluctuations attributable to exchange rates) broadly in accordance with their statutory accounting treatment.

Other United Kingdom Tax Payers

        A disposal of notes by an individual investor who is resident or ordinarily resident in the United Kingdom, or who carries on a trade, profession or vocation in the United Kingdom through a branch or agency to which the notes are attributable, may give rise to a chargeable gain or an allowable loss for the purposes of the taxation of capital gains.

        On a disposal of notes by an individual investor, any interest that has accrued since the last interest payment date may be chargeable to tax as income under the rules of the accrued income scheme as set out in Part 12 of the Income Tax Act 2007, if that investor is resident or ordinarily resident in the United Kingdom or carries on a trade in the United Kingdom through a branch or agency to which the notes are attributable.

Stamp Duty and Stamp Duty Reserve Tax (SDRT)

        No stamp duty or SDRT is payable on the issue of the notes or on a transfer of the notes.

U.S. Taxation

        The following is a discussion of the material U.S. federal income tax consequences of purchasing, owning and disposing of the notes, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire notes. The discussion applies only if you purchase a note for cash at the stated offering price and you hold the notes as capital assets for tax purposes. It does not describe alternative minimum tax consequences or all of the tax consequences that may be relevant to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers and traders in securities or foreign currencies;

  •
  persons holding common shares as part of a hedge, straddle, conversion transaction or other integrated transaction;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  tax-exempt organizations; or

  •
  except as explicitly stated below, persons that own or are deemed to own ten percent or more of our, Montpelier Re's or Blue Water Re's voting shares.

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisors concerning the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of a note in your particular circumstances.

        Except for the discussion below under "—Recently Enacted Withholding Legislation," the discussion below applies to you only if you are a U.S. Holder. A "U.S. Holder" is a beneficial owner of a note that is for U.S. federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If a partnership holds debt securities, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership considering holding a note, you should consult your tax advisor.

Payments of Interest

        Interest paid on a note will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below).

        Under certain circumstances, in the event that U.S. persons own at least 50% of either the total voting power or value our common and preferred shares, only a portion of the interest income earned with respect to the notes by certain U.S. Holders may be treated as foreign source income for U.S. federal income tax purposes, which treatment may be relevant to a U.S. Holder in calculating the U.S. Holder's foreign tax credit limitation. It is likely that substantially all of any interest income that is foreign source income will constitute "passive category income" for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income. You are encouraged to consult your tax advisor regarding your ability to utilize foreign tax credits with respect to income earned on the notes.

        Special rules governing the treatment of interest paid with respect to notes issued with original issue discount are described under "—Original Issue Discount" below.

Original Issue Discount

        A note that is issued at an issue price less than its "stated redemption price at maturity" will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to as an "original issue discount note") unless the note satisfies a de minimis threshold (as described below). The stated redemption price at maturity of a note will equal the sum of all payments required under the note other than payments of qualified stated interest. Qualified stated interest is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices.

        If the difference between a note's stated redemption price at maturity and its issue price is less than a de minimis amount, (i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity), then the note will not be considered to have original issue discount.

        If the notes are original issue discount notes, a U.S. Holder will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. U.S. Holders of original issue discount notes will be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount notes generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        A U.S. Holder may make an election to include in gross income all interest that accrues on any note (including stated interest, original issue discount, de minimis original issue discount and certain other items) in accordance with a constant yield method based on the compounding of interest.

Sale, Exchange or Retirement of the Notes

        Upon the sale, exchange or retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder's adjusted tax basis in the note. Gain or loss, if any, will generally be U.S. source income for purposes of computing a U.S. Holder's foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under "—Payments of Interest" above.

        Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year. Exceptions to this general rule apply in the case of a short-term debt security to the extent of any accrued but unpaid discount not previously included in the U.S. Holder's taxable income. See "—Original Issue Discount" above.

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS in connection with interest payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. Holder may be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Return Disclosure Requirements for U.S. Individual Holders

        Certain U.S. Holders who hold certain specified foreign financial assets with values in excess of certain dollar thresholds are required to report such assets on IRS Form 8938 with their U.S. federal income tax returns, subject to certain exceptions (including an exception for foreign assets held in accounts maintained by U.S. financial institutions). The notes may be treated as specified foreign assets. Penalties apply for failure to properly complete and file Form 8938. You are encouraged to consult with your tax advisor regarding the filing of this form.

Recently Enacted Withholding Legislation

        The Foreign Account Tax Compliance Act ("FATCA") imposes a 30% withholding tax on certain payments to certain non-U.S. financial institutions who do not enter into and comply with an agreement with the IRS to, among other things, provide certain information on such institutions' U.S. account holders and holders of its debt (other than debt interests that are regularly traded on an established securities market) and withhold a tax equal to 30% of any "passthru payment" (as defined below) made by such institution to any other non-U.S. financial institution that does not meet the same requirements, or to any "recalcitrant account holder" (as defined below). The Code generally defines a passthru payment as any payment attributable to a payment that is subject to withholding under FATCA, but proposed Treasury regulations have reserved on a more specific definition that would apply in the context of payments on the notes. Under the proposed regulations, debt interests issued before January 1, 2013 would not be subject to FATCA withholding. Accordingly, if the proposed regulations are finalized, then the notes generally should not be subject to the withholding regime under FATCA. However, if we were to issue additional notes associated with this offering on or after January 1, 2013, such additional notes may not be eligible for such an exemption. Furthermore, it may not be possible for withholding agents to differentiate between such additional notes and the original notes. In such case, it is possible that withholding would apply to all of the notes (including the original exempt notes).

        If the notes are subject to FATCA withholding, a holder of a note will generally be considered a "recalcitrant account holder" if the holder fails to either (i) comply with reasonable requests from us to provide the information necessary for us to comply with FATCA or (ii) provide a waiver, where possible, of a foreign law that would otherwise prevent the reporting of the necessary information. If a holder of a note is classified as a recalcitrant account holder and therefore subject to FATCA withholding, there will be no additional amounts payable by way of compensation to the holder for the deducted amount. Under the proposed regulations, such withholding would apply to passthru payments to U.S. Holders on or after January 1, 2017. Moreover, even if the proposed regulations are finalized and the notes are not subject to FATCA withholding, we may still be required to share certain information on holders of the notes with the IRS if we enter into an agreement with the IRS in order to comply with FATCA. You are encouraged to consult your tax advisor regarding this legislation in light of your particular situation.

European Union Savings Tax Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income (the "Directive"), Member States are required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within the jurisdiction of the first Member State to, or collected by such a person for, an individual (or certain other types of person) resident in that other Member State. However, for a transitional period, Austria and Luxembourg are instead required (unless during that period they elect otherwise) to apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35% (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries (including Switzerland), and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding).

        On September 15, 2008 the European Commission issued a report to the Council of the European Union on the operation of the Directive, which included the Commission's advice on the need for changes to the Directive. On November 13, 2008 the European Commission published a more detailed proposal for amendments to the Directive, which included a number of suggested changes. The European Parliament approved an amended version of this proposal on April 24, 2009. If any of those proposed changes are made in relation to the Directive, they may amend or broaden the scope of the requirements described above.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated                        , 2012, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Barclays Capital Inc. are acting as representatives, the following principal amounts of the notes:

Underwriter	Principal Amount of Notes
Credit Suisse Securities (USA) LLC	$
Barclays Capital Inc.

Total	$

        The underwriting agreement provides that the underwriters are obligated to purchase all the notes in the offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject orders in whole or in part.

        The following table summarizes the compensation we will pay:

	Per Note	Total
Underwriting discounts and commissions paid by us	%	$

        The underwriters propose to offer the notes directly to the public at the price to public set forth on the cover of this prospectus supplement and may offer the notes to certain dealers at such price less a concession not in excess of        % of the principal amount of notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of         % of the principal amount of the notes to other dealers. If all of the notes are not sold at the price to public, the representatives of the underwriters may change the price to public and the other selling terms.

        We estimate that our out of pocket expenses for this offering, including registration filing, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

        We have agreed to indemnify the several underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and for our affiliates in the ordinary course of business for which they have received and would receive customary compensation.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their exposure to us consistent with their customary risk management policies. Typically, the underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        The notes are new issue of securities with no established trading market. One or more of the underwriters intend to make secondary market for the notes. However, they are not obligated to do so and may discontinue making secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934 (the "Exchange Act").

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed specified maximums.

  •
  Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates syndicate short position.

  •
  Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representatives to reclaim selling concession from syndicate member when the notes originally sold by the syndicate member are purchased in stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        The notes are offered for sale in those jurisdictions where it is lawful to make such offers.

        A prospectus supplement in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectus supplements electronically. The representatives may agree to allocate a principal amount of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

European Economic Area

        This prospectus supplement is not a prospectus for the purposes of the Prospectus Directive as implemented in Member States of the European Economic Area. This prospectus supplement has been prepared on the basis that all offers of the notes will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes. Accordingly, any person making or intending to make any offer within the European Economic Area of the notes which are the subject of the offering contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for the Company or any underwriter to produce a prospectus for such offers. Neither the Company nor any underwriter have authorized, nor do they authorize, the making of any offer of the notes through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the notes contemplated in this prospectus supplement.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State it has not made and will not make an offer of notes to the public in that Relevant Member State, except that it may, with effect from and including such date, make an offer of notes to the public in that Relevant Member State:

  •
  to any legal entity which is qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive, subject to obtaining the prior consent of the underwriter for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in that Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21 (1) of the FSMA does not apply to us; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Hong Kong

        The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies

Ordinance (Cap. 32, Laws of Hong Kong), (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of an issue, in each case whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law No. 25 of 1948, as amended). The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of or for the account of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of or for the account of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

        Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor whose) sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(lA), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer, or (3) by operation of law.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the notes in Canada is being made only in the provinces of Ontario, Quebec, Alberta British Columbia and Manitoba on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of notes are made. Any resale of the notes in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the notes.

Representations of Purchasers

        By purchasing notes in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  the purchaser is entitled under applicable provincial securities laws to purchase the notes without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus and Registration Exemptions,

  •
  the purchaser is a "Canadian permitted client" as defined in National Instrument 31-103 Registration—Requirements Exemptions, and Ongoing Registrant Obligations, or as otherwise interpreted and applied by the Canadian Securities, Administrators,

  •
  where required by law, the purchaser is purchasing as principal and not as agent,

  •
  the purchaser has reviewed the text above under "Resale Restrictions", and

  •
  the purchaser acknowledges and consents to the provision of specified information concerning the purchase of the Notes to the regulatory authority that by law is entitled to collect the information, including certain personal information. For purchasers in Ontario, questions about such indirect collection of personal information should be directed to the Ontario Securities Commission, Administrative Support Clerk, Suite 1903, Box 55,20 Queen Street West, Toronto, Ontario, M5H 3S8 or to the following telephone number: (416) 593-3684.

Rights of Action—Ontario Purchasers

        Under Ontario securities legislation, certain purchasers who purchase security offered by this document during the period of distribution will have a statutory right of action for damages, or while still the owner of the notes, for rescission against us in die event that this document contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the notes. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the notes. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the notes were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the notes as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy judgment against us or those persons in Canada or to enforce judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the notes in their particular circumstances and about the eligibility of the investment by the purchaser under relevant Canadian legislation.

 LEGAL MATTERS

        Certain matters in connection with this offering will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York, with respect to U.S. Federal and New York State law and by Appleby (Bermuda) Limited with respect to Bermuda law. Sidley Austin LLP will pass upon certain matters for the underwriters.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document which is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in this prospectus supplement and the accompanying prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference the following previously filed documents:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

  •
  Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012 and June 30, 2012;

  •
  Our definitive Proxy Statement on Schedule 14A, filed on March 26, 2012; and

  •
  Our Current Reports on Form 8-K filed on January 3, 2012, March 2, 2012, May 18, 2012, June 15, 2012 and July 31, 2012 (in each case to the extent information therein has been filed and not furnished).

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the Registration Statement) call or write us at the following address: Montpelier Re Holdings Ltd., Montpelier House, 94 Pitt's Bay Road, Hamilton, HM 08, Bermuda, (441) 296-5550.

PROSPECTUS

Montpelier Re Holdings Ltd.

Common shares, preference shares, debt securities, warrants to purchase common shares, warrants to purchase preference shares, and warrants to purchase debt securities

Common Shares Offered by the Selling Shareholders to be named in a Prospectus Supplement

         We may offer and sell from time to time:

  •
  common shares, which we would expect to list on the New York Stock Exchange;

  •
  preference shares, the terms and series of which would be described in the related prospectus supplement;

  •
  senior debt securities;

  •
  subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

  •
  warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

  •
  warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

         In addition, the selling shareholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of our common shares. We will not receive any of the proceeds from the sale of our common shares by the selling shareholders.

         We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Investing in these securities involves certain risks. See "Risk Factors" on page 2 herein, and beginning on page 26 of our annual report on Form 10-K for the year ended December 31, 2011 and on page 68 of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2012, both of which are incorporated by reference herein. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

         We and, if applicable, certain of our selling shareholders may sell these securities to or through underwriters and also directly to other purchasers, through dealers or through agents. The names of any underwriters, dealers or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

         Our common shares are traded on the New York Stock Exchange under the symbol "MRH" and the Bermuda Stock Exchange under the symbol "MRH.BH". Our preferred shares are listed on the New York Stock Exchange under the symbol "MRH PRA" and the Bermuda Stock Exchange under the symbol "MRHPFD.BH". Other than for our common shares and preferred shares, there is no market for the other securities we may offer.

         None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 8, 2012.

        You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

i

        Specific consent has been granted by the Bermuda Monetary Authority in regard to the issue and transfer of our offered securities (as a Bermuda exempted company) to and between residents or non-residents of Bermuda for exchange control purposes, which specific consent allows us to freely issue and transfer our offered securities to and between residents or non-residents of Bermuda for exchange control purposes, provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Any person, who obtains 10% or more, 20% or more, 33% or more or 50% or more of our shares is required under the Insurance Act 1978 of Bermuda to notify the Bermuda Monetary Authority of such shareholding, not later than forty-five days after the person obtains 10% or more, 20% or more, 33% or more or 50% or more of our shares. Prior to an offering, this prospectus, together with any accompanying prospectus supplement, will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such specific consent, for exchange control purposes and in accepting this prospectus, together with any accompanying prospectus supplement, for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

        References in this prospectus to "dollars" or "$" are to the lawful currency of the United States of America, unless the context otherwise requires.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "Commission" or the "SEC") using a "shelf" registration process, relating to the common shares, preference shares, debt securities and warrants described in this prospectus. This means:

  •
  we may issue any combination of securities covered by this prospectus from time to time;

  •
  we will provide a prospectus supplement each time these securities are offered pursuant to this prospectus;

  •
  certain of our shareholders may from time to time offer an undetermined amount of their securities using this prospectus, and those shareholders will provide a prospectus supplement each time they do so; and

  •
  the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

        This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us and the offered securities, please refer to the registration statement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information". In this prospectus, references to the "Company", "we", "us" or "our" refer to Montpelier Re Holdings Ltd. and its subsidiaries. References to "Montpelier Re" and "Blue Water Re" refer solely to Montpelier Reinsurance Ltd. and Blue Water Re Ltd., respectively, our wholly owned Bermuda reinsurance operating subsidiaries.

iii

MONTPELIER RE HOLDINGS LTD.

        We were incorporated as an exempted Bermuda limited liability company under the laws of Bermuda on November 14, 2001. Through our subsidiaries in Bermuda, the United States (the "U.S."), the United Kingdom (the "U.K.") and Switzerland, we provide customized and innovative insurance and reinsurance solutions to the global market.

        At March 31, 2012 and December 31, 2011, we had $3,803.6 million and $3,499.5 million of consolidated total assets, respectively, and shareholders' equity of $1,615.1 million and $1,549.3 million, respectively.

        On December 31, 2011, we completed the sale of Montpelier U.S. Insurance Company ("MUSIC"), our former U.S.-based excess and surplus lines insurance company, to Selective Insurance Group, Inc. ("Selective"). In connection with this transaction, we have either retained, reinsured or otherwise indemnified Selective for all business written by MUSIC with an effective date on or prior to December 31, 2011 (the "MUSIC Run-Off").

        We currently operate through three reportable segments: Montpelier Bermuda, Montpelier Syndicate 5151 and MUSIC Run-Off.

  •
  The Montpelier Bermuda segment consists of the assets and operations of Montpelier Re and Blue Water Re, our wholly owned operating reinsurance subsidiaries based in Pembroke, Bermuda.

  •
  The Montpelier Syndicate 5151 segment consists of the collective assets and operations of:

  •
  Montpelier Syndicate 5151 ("Syndicate 5151"), our wholly-owned Lloyd's of London ("Lloyd's") syndicate based in London,

  •
  Montpelier Capital Limited, which serves as Syndicate 5151's sole corporate member,

  •
  Montpelier Underwriting Agencies Limited, our Lloyd's Managing Agent,

  •
  Montpelier Underwriting Services Limited, our wholly-owned U.K. support subsidiary, and

  •
  Montpelier Underwriting Inc., our wholly-owned U.S. subsidiary, Montpelier Europa AG, our wholly-owned Swiss subsidiary, and Paladin Underwriting Agency Limited, our wholly-owned U.K. subsidiary, each acting as Lloyd's Coverholders.

  •
  The MUSIC Run-Off segment consists of: (i) for all periods through December 31, 2011, the historical operations of our former MUSIC segment; and (ii) for all subsequent periods, the insurance business retained, reinsured or otherwise indemnified by us in accordance with the sale of MUSIC to Selective.

        Our principal executive offices are located at Montpelier House, 94 Pitts Bay Road, Pembroke, Bermuda HM 08. Our telephone number is (441) 296-5550. We maintain a website at www.montpelierre.bm where general information about us is available. We are not incorporating the contents of the website into this prospectus.

        For further information regarding Montpelier Re Holdings Ltd., including financial information, you should refer to our recent filings with the Commission.

 RISK FACTORS

        Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus (see page 52). The risks and uncertainties we describe are not the only ones facing the Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SHARE DIVIDENDS OF
MONTPELIER RE HOLDINGS LTD.

        The following table sets forth our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference share dividends for the three months ended March 31, 2012 and each of the years ended December 31, 2011, 2010, 2009, 2008 and 2007:

	Three Months Ended March 31, 2012
		Years Ended December 31,
		2011(1)	2010	2009	2008(2)	2007
Income (loss) before income taxes and extraordinary item	$110.4	$(115.8)	$210.7	$464.6	$(143.5)	$347.8
Fixed charges:
Assumed interest component of rent expense (1/3 rent/lease)	0.4	1.6	1.5	1.4	1.3	0.9
Interest on senior unsecured debt	3.5	14.0	14.0	14.5	15.3	15.3
Interest on trust preferred securities	1.1	5.3	8.7	8.7	8.7	8.7
Interest on Blue Ocean Re Holdings Ltd. ("Blue Ocean") indebtedness	—	—	—	—	0.2	5.6

Total fixed charges	$5.0	$20.9	$24.2	$24.6	$25.5	$30.5
Preferred dividends of the Company and Blue Ocean	3.3	9.1	—	—	0.6	7.0

Total combined fixed charges and preferred share dividends	$8.3	$30.0	$24.2	$24.6	$26.1	$37.5
Earnings:
Earnings (loss) before income taxes and extraordinary item plus fixed charges	$115.4	$(94.9)	$234.9	$489.2	$(118.0)	$378.3
Ratio of earnings to fixed charges	23.1	—	9.7	19.9	—	12.4
Ratio of earnings to combined fixed charges and preference share dividends	13.9	—	9.7	19.9	—	10.1

(1)
For the year ended December 31, 2011, our earnings were insufficient to cover fixed charges and combined fixed charges and preferred share dividends by $115.8 million and $124.9 million, respectively. This was as a result of significant natural catastrophe losses incurred during that year.

(2)
For the year ended December 31, 2008, our earnings were insufficient to cover fixed charges and combined fixed charges and preference shares dividends by $143.5 million and $144.1 million, respectively. This was a result of net realized and unrealized investment losses and a large hurricane loss incurred during that year.

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference to this prospectus contain forward-looking statements within the meaning of the U.S. federal securities laws, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not historical facts, including statements about our beliefs and expectations. These statements are based upon current plans, estimates and projections. Forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and various risk factors, many of which are outside our control. See "Risk Factors" on page 2 herein for specific important factors that could cause actual results to differ materially from those contained in forward looking statements. In particular, statements using words such as "may", "should", "estimate", "expect", "anticipate", "intend", "believe", "predict", "potential", or words of similar import generally involve forward-looking statements.

        Important events and uncertainties that could cause our actual results, future dividends on, or repurchases of, common shares or preferred shares to differ include, but are not necessarily limited to: market conditions affecting the prices of our common shares or preferred shares; the possibility of severe or unanticipated losses from natural or man-made catastrophes, including those that may result from changes in climate conditions, including, but not limited to, global temperatures and expected sea levels; the effectiveness of our loss limitation methods; our dependence on principal employees; our ability to execute the business plans of the Company and its subsidiaries effectively; the cyclical nature of the insurance and reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market and our ability to capitalize on those opportunities; the sensitivity of our business to financial strength ratings established by independent rating agencies; the inherent uncertainty of our risk management process, which is subject to, among other things, industry loss estimates and estimates generated by modeling techniques; the accuracy of written premium estimates reported by cedants and brokers on pro-rata contracts and certain excess-of-loss contracts where a deposit or minimum premium is not specified in the contract; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses; unanticipated adjustments to premium estimates; changes in the availability, cost or quality of reinsurance or retrocessional coverage; changes in general economic and financial market conditions; changes in and the impact of governmental legislation or regulation, including changes in tax laws in the jurisdictions where we conduct business; the amount and timing of reinsurance recoverables and reimbursements we actually receive from our reinsurers; the overall level of competition, and the related demand and supply dynamics in our markets relating to growing capital levels in our industry; declining demand due to increased retentions by cedants and other factors; the impact of terrorist activities on the economy; rating agency policies and practices; unexpected developments concerning the small number of insurance and reinsurance brokers upon whom we rely for a large portion of revenues; our dependence as a holding company upon dividends or distributions from our operating subsidiaries; and the impact of foreign currency fluctuations.

        We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

 USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions, to refinance existing indebtedness and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any proceeds from the sale of common shares by the selling shareholders to be named in a Prospectus Supplement.

 DESCRIPTION OF SHARE CAPITAL

        The following is a summary of certain provisions of our memorandum of association and bye-laws, the certificate of designation for our 8.875% Non-Cumulative Preferred Shares, Series A (the "Preferred Shares"), our shareholders agreement and the registration rights agreement entered into with certain shareholders, and is qualified in its entirety by reference to those documents. Because this summary is not complete, you should refer to our memorandum of association and bye-laws, the certificate of designation for the Preferred Shares, the shareholders agreement and the registration rights agreement for complete information regarding their respective provisions. A copy of each of these documents is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Authorized Share Capital

        As of June 8, 2012, our memorandum of association and bye-laws provide that our authorized share capital is $2,000,000 consisting of 1,200,000,000 shares, 1/6 cent par value per share. This authorized share capital includes 6,000,000 Preferred Shares. As of June 8, 2012, 58,549,091 common shares were issued and 57,161,804 common shares were outstanding and 6,000,000 Preferred Shares were issued and outstanding. Under certain circumstances, we have the right to purchase all or a portion of our common shares held by shareholders at their Fair Market Value as defined in our bye-laws, and we have the right to acquire such shares as Treasury Shares as defined in our bye-laws. As of June 8, 2012, there were approximately 84 holders of record of our common shares. Our bye-laws permit our Board of Directors (the "Board") to subdivide our authorized share capital by creating additional classes of shares, including any additional preference shares we may issue, which will be described in the applicable prospectus supplement. The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and bye-laws, the certificate of designation for the Preferred Shares, the shareholders agreement and the registration rights agreement.

Common Shares

        Holders of our common shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding up, the holders of our common shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

        In December 2001, we entered into a shareholders agreement with all of the shareholders who purchased their shares in a private placement of our common shares. Many provisions of this agreement terminated when we became a publicly traded company in October 2002. Certain of our shareholders who are a party to the shareholders agreement, however, have retained rights under the shareholders agreement relating to the registration of their restricted shares.

        Pursuant to the shareholders agreement, our initial investors, except for those investors who are currently entitled to sell shares under Rule 144(k) of the Securities Act of 1933, as amended (the "Securities Act"), continue to have certain demand registration rights. Subject to exceptions, such shareholders may request that we file a registration statement under the Securities Act covering their shares, subject to certain minimum offering size requirements. Upon receipt of any such request, we generally will be required to use our best efforts to effect such registration. We are not required to effect any registration requested by any such shareholders if we have effected two or more registration statements for such shareholders or if we have effected any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months prior to such request. Subject to exceptions, we are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of such registrations.

        Pursuant to the shareholders agreement, our initial investors, except for those investors who are currently entitled to sell shares under Rule 144(k) of the Securities Act, have certain "piggyback" registration rights with respect to our common shares. Accordingly, if we propose to register any of our securities, either for our own account or for the account of other shareholders, with certain exceptions, we are required to notify such shareholders and to include in such registration all the common shares requested to be included by them, subject to rejection of such shares under certain circumstances by an underwriter.

        No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common shares prevailing from time to time. The sale of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common shares.

        A more detailed description of our common shares and our shareholders agreement is set forth under the caption "Description of Share Capital" in our registration statement on Form S-1, Registration No. 333-89408, filed with the Commission on May 30, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 10, 2002, which description is hereby incorporated by reference. Any amendment to our registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on Form 8-A on October 7, 2002 with the Commission filed for the purpose of updating such description is also hereby incorporated by reference.

8.875% Series A Non-Cumulative Preferred Shares

        Certain terms of the Preferred Shares are summarized below. A more detailed description of the Preferred Shares is set forth in our registration statement filed under the Exchange Act on Form 8-A on May 10, 2011, including any amendment or report for the purpose of updating such description. If we issue preference shares in the future, they may, or may not, be on terms similar to the Preferred Shares. The Preferred Shares are listed on the New York Stock Exchange (symbol MRH PRA) and the Bermuda Stock Exchange (symbol MRHPFD.BH). The quarterly range of the high and low New York Stock Exchange closing prices for the Preferred Shares during 2012, 2011 and 2010 is presented below:

	2012		2011		2010
	High	Low	High	Low	High	Low
Quarter ended:
December 31	—	—	$27.32	$25.21	—	—
September 30	—	—	26.81	23.49	—	—
June 30	$27.71	$26.53	26.15	25.24	—	—
March 31	27.95	26.32	—	—	—	—

        As of June 8, 2012, the closing price for the Preferred Shares was $27.45.

        The Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption and are not convertible into, or exchangeable for, any other securities. Holders of the Preferred Shares have no preemptive rights. We have not issued shares that are senior to or on parity with the Preferred Shares with respect to payment of dividends and distribution of assets in liquidation, dissolution or winding-up of the Company. Our Preferred Shares rank senior to our common shares with respect to payment of dividends and distributions of assets upon liquidation, dissolution or winding-up of the Company.

        Dividends.    Dividends on the Preferred Shares, when, as and if declared by our Board or a duly authorized committee of our Board, will accrue and be payable on the liquidation preference amount from the original issue date, on a non-cumulative basis, quarterly in arrears on the 15th day of January,

April, July and October of each year, at an annual rate of 8.875%. Dividends on the Preferred Shares are not cumulative. Accordingly, in the event dividends are not declared on the Preferred Shares for payment on any dividend payment date, then such dividends will not accrue and will not be payable. If our Board has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends on the Preferred Shares for such dividend period after the dividend payment date for that dividend period, whether or not dividends on the Preferred Shares are declared for any future dividend period.

        So long as any Preferred Shares remain outstanding, unless the full dividend for the latest completed dividend period has been declared and paid with respect to all outstanding Preferred Shares, we may not:

  •
  pay or declare any dividends on our common shares or other junior shares, other than a dividend payable solely in junior shares; or

  •
  purchase, redeem or otherwise acquire for consideration any common shares or other junior shares, directly or indirectly (other than (1) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share and (2) through the use of the proceeds of a substantially contemporaneous sale of junior shares).

For any dividend period in which dividends are not paid in full upon the Preferred Shares and any parity shares, all dividends declared for such dividend period with respect to the Preferred Shares and such parity shares shall be declared on a pro rata basis.

        Liquidation.    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of the Preferred Shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of common shares or other junior shares, a liquidating distribution in the amount of $25.00 per Preferred Share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions will be made pro rata as to the Preferred Shares and any parity shares then outstanding and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors.

        Redemption.    We are not allowed to redeem the Preferred Shares before May 10, 2016, except in specified circumstances relating to certain tax or corporate events. On and after May 10, 2016, we may, at our option, in whole or in part, redeem the Preferred Shares by paying holders $25.00 per Preferred Share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Our ability to redeem the Preferred Shares is subject to certain restrictions.

        Voting.    Holders of the Preferred Shares will have no voting rights, except in the case of certain dividend non-payments, as otherwise required by Bermuda law or the bye-laws of the Company. The rights attached to the Preferred Shares may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued Preferred Shares or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the Preferred Shares held in accordance with Section 47(7) of the Bermuda Companies Act 1981 (the "Companies Act"). In the event we were to merge into or amalgamate with another company, the approval of the holders of the Preferred Shares would be required voting together with the holders of our common shares pursuant to the Companies Act provided that the approval of the holders of the Preferred Shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such Preferred Shares. Further, pursuant to our bye-laws, in the case of a merger or amalgamation with a third party (in addition to any approval requirements set out in the Companies Act), where any shareholder does not have the same right to receive the same consideration as all other shareholders in such transaction, such transaction must be approved by the affirmative vote of at least two-thirds, taking into account the voting cut-back provisions in our bye-laws, of the total number of shares entitled to vote at a meeting of the shareholders.

Other Preference Shares

        From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, the Board may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital, or otherwise, as the Board may determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

        Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our Board for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement.

        A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

  •
  the number and par value of shares to be issued and sold and the distinctive designation thereof;

  •
  the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

  •
  the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of shares, to elect one or more of our directors;

  •
  the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

  •
  the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

  •
  the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

  •
  the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

  •
  the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

  •
  any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

  •
  a discussion of material U.S. federal income tax considerations.

        Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

        The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend period ending on such dates (each a "Dividend Period", and together the "Dividend Periods"), when and as declared by our Board and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the Dividend Period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any Dividend Period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

        Any dividend paid upon the preference shares at a time when any accrued dividends for any prior Dividend Period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest Dividend Period for which dividends are then wholly or partially delinquent, and will be so designated to each shareholder to whom payment is made.

        No dividends will be paid upon any shares of any class or series of preference shares for a current Dividend Period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past Dividend Periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past Dividend Period at any time when less than the total dividends then accumulated and payable for all past Dividend Periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past Dividend Periods bear to the total dividends then accumulated and payable for all past Dividend Periods on all outstanding preference shares.

        The Companies Act limits our ability to pay dividends. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than its liabilities. In addition, our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Our wholly owned Bermuda reinsurance operating subsidiaries, Montpelier Re and Blue Water Re, are subject to additional Bermuda insurance laws and regulatory constraints which could affect their ability to pay dividends to us.

        Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

        In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money's worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

        It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

        Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

        Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

        On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the U.S., and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

  (1)
  to transfer such shares prior to the date fixed for redemption;

  (2)
  to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

  (3)
  on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

        Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

        In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.

        Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their preference shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company's share premium account before the redemption date.

        Under Section 42 of the Companies Act, no redemption of preference shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than its liabilities. Our memorandum of association provides that a minimum issued share capital of $12,000 must always be maintained.

        Our ability to effect a redemption of our preference shares may be subject to the performance of our primary Bermuda reinsurance company subsidiary, Montpelier Re. Distributions payable to us from Montpelier Re will also be subject to Bermuda insurance laws and regulatory constraints.

Conversion Rights

        Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

        All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

        The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

        Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per common share for a class or series of preference shares, as fixed by the Board, will be subject to adjustment from time to time as follows:

  •
  In case we (1) pay a dividend or make a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivide or split the outstanding common shares into a larger number of shares or (3) combine the outstanding common shares into a smaller number of shares, the basic conversion price per common share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

  •
  In case we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

  •
  In case we distribute to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per common share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

        For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the New York Stock Exchange—Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

        No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

        In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

        No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

        Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

        Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

        Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued shares.

Voting Rights

        Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

        The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.

        The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends or in the event any member of our Board appointed as described above shall vacate office.

        At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our Chairman will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such preference shares may designate in writing one of their number to call such a special general meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

        Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special general meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of common shareholders.

        At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

        During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to our bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such preference share holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

        The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. Pursuant to our bye-laws, the rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such common share. In the event we were to merge into or amalgamate with another company, the approval of the holders of the preference shares would be required voting together with the holders of our common shares pursuant to the Companies Act provided that the approval of the holders of the preference shares would be entitled to vote as a separate class, if the merger or amalgamation agreement contains a provision that would constitute a variation of the rights of such preference shares. Further, pursuant to our bye-laws, in the case of a merger or amalgamation with a third party (in addition to any approval requirements set out in the Companies Act), where any shareholder does not have the same right to receive the same consideration as all other shareholders in such transaction, such transaction must be approved by the affirmative vote of at least two-thirds, taking into account the voting cut-back provisions in our bye-laws, of the total number of shares entitled to vote at a meeting of the shareholders. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act.

        On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

        Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until such declared dividends are paid in full, including all accrued and unpaid dividends for all past quarterly Dividend Periods on the preference shares outstanding, or are set apart in trust for payment, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

  (1)
  we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 662/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at an special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

  (2)
  we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

  (3)
  we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our shares ranking junior to the preference shares as to dividends and liquidation.

Preemptive Rights

        No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Restrictions on Transfer of Common Shares and Warrants to Purchase Common Shares

        Pursuant to our bye-laws, our Board may decline to register certain transfers of shares. However, our Board is required to register any transfer settled on a stock exchange or automated quotation system on which our shares are listed or traded from time to time. Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which our shares are listed or traded from time to time, our Board may generally require any shareholder or any person proposing to acquire our shares or warrants to provide the information required under our bye-laws. If any such shareholder or proposed acquiror does not provide such information, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issuance or purchase of shares or warrants to which such request is related. Although these restrictions on transfer will not interfere with the settlement of trades on the New York Stock Exchange, we may decline to register transfers in accordance with our bye-laws and Board resolutions after a settlement has taken place.

        The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of our Company.

Anti-Takeover Effects of Certain Bye-Law Provisions

        Our bye-laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. The Board has the power to appoint such officers as the Board may determine to perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future.

        For example, our bye-laws contain the following provisions that could have such an effect:

  •
  Election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;

  •
  Shareholders have limited ability to remove directors;

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  The total voting power of any shareholder owning more than 9.5% of our common shares will be reduced to 9.5% of the total voting power of our common shares; and

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  Our directors may under certain circumstances decline to record the transfer of any common shares or warrants on our share register if they believe (i) that registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected, or (ii) such transfer is likely to expose the Company to adverse tax consequences or materially adverse legal regulatory treatment in any jurisdiction.

DESCRIPTION OF THE DEBT SECURITIES

General

        The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement.

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  Our senior debt securities are to be issued under a senior Indenture between us and The Bank of New York Mellon, as successor to The Bank of New York, as Trustee, dated July 15, 2003, as supplemented, which is filed as exhibit 4.1 to the registration statement of which this prospectus forms a part.

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  Our subordinated debt securities are to be issued under a subordinated Indenture between us and The Bank of New York Mellon, as Trustee, which is filed as exhibit 4.3 to the registration statement of which this prospectus forms a part.

        The senior Indenture and the subordinated Indenture are sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture", and the Trustees under each of the Indentures are sometimes referred to herein collectively as the "Trustees" and each individually as a "Trustee". The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

        The following summaries of the material terms and provisions of the Indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures, including the definitions of certain terms in the Indentures and those terms to be made a part of the Indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an Indenture, without specific reference to an Indenture, those articles, sections or defined terms are contained in both Indentures. The senior Indenture and the subordinated Indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. In this summary, "we", "our" or "us" means solely Montpelier Re Holdings Ltd. and its successors under the Indentures and not any of its subsidiaries.

        The Indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The Indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

        Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

        Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary's creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

        The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities:

  •
  the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

  •
  the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

  •
  the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

  •
  the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

  •
  the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

  •
  whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

  •
  whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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  whether the series of debt securities will be listed on any national securities exchange;

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  whether the series of debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

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  if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

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  if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

  •
  whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

  •
  any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

  •
  whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

  •
  whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

  •
  in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

  •
  in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

  •
  any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

  •
  whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such series of debt securities;

  •
  a discussion of material additional U.S. federal income tax considerations, if we determine one is necessary;

  •
  whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

  •
  any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable Indenture in respect of such debt securities.

        We will have the ability under the Indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

        Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the U.S. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

        Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

        Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

        If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, material U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

        We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under "Certain Provisions Applicable to the Senior Debt Securities—Limitation on Liens on Stock of Subsidiaries" and "Certain Provisions Applicable to the Senior Debt Securities—Limitations on Disposition of Stock of Designated Subsidiaries", the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the Indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Optional Redemption

        Unless otherwise described in a prospectus supplement relating to any debt securities, we may at our option, redeem any series of debt securities, in whole or in part, at any time at the applicable redemption price with respect to any such debt securities. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.

Selection and Notice

        Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 days and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders' redemption agreement, which is an agreement among the holders of the debt securities providing for a method to be followed by the Trustee in selecting the debt securities for redemption, the Trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

        Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Consolidation, Amalgamation, Merger and Sale of Assets

        Unless otherwise described in a prospectus supplement, each Indenture provides that we may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless:

          (a)   in the case where the Company shall consolidate or amalgamate with or merge into another person, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, the person formed by such consolidation or amalgamation or into which the Company is merged or the person, which acquires by conveyance or transfer or which leases the properties and assets of the Company as an entirety or substantially as an entirety, is a corporation or limited liability company organized and existing under the laws of the U.S., any state thereof or the District of Columbia, Bermuda or any country (including under the laws of any state, province or other political subdivision thereof) which is, on the date of the Indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental Indenture satisfactory in form to the Trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the Indenture and the debt securities issued thereunder; and

          (b)   immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a Designated Subsidiary (as defined below) as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing.

        In addition, either the Company or the successor person shall deliver to the Bank of New York Mellon certain documents.

Certain Other Covenants

        Except as otherwise permitted under the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" and, for the senior Indenture, the provisions described under "—Limitations on Liens of Stock of Subsidiaries", we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to the holders of any debt securities.

Events of Default

        Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable Indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  (1)
  default in the payment of any interest on the series of debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

  (2)
  default in the payment of the principal of or any premium on the series of debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  (3)
  default in the performance, or breach, of any covenant or warranty of ours contained in the Indenture (other than the defaults specified in clause (1) or (2) above), and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the Indenture;

  (4)
  default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, Indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than

    $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the Indenture;

  (5)
  we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

  (6)
  certain events relating to our bankruptcy, insolvency or reorganization;

  (7)
  our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to us.

        If an event of default with respect to a series of debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series, by written notice as provided in the Indenture, may declare the principal amount of all outstanding debt securities of such series to be due and payable immediately. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the Trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration.

        Each Indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to a series of debt securities, the Trustee will transmit, in the manner set forth in the Indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities of such series unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, the debt securities of such series, the Trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities of such series.

        If an event of default occurs, has not been waived and is continuing with respect to a series of debt securities, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. Each Indenture provides that, subject to the duty of the Trustee during any default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, and subject to applicable law and certain other provisions of the Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of such series.

        Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

        We and the Trustee may modify or amend each Indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of a series of debt securities affected by the amendment or modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of such series affected thereby:

  •
  change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the series of debt securities;

  •
  reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the series of debt securities;

  •
  change our obligation to pay additional amounts with respect to the series of debt securities;

  •
  change the redemption provisions of the series of debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the debt securities of such series at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the series of debt securities;

  •
  change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the series of debt securities is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the series of debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date);

  •
  reduce the percentage in principal amount of the series of debt securities, the consent of whose holders is required in order to take specific actions;

  •
  reduce the requirements for quorum or voting by holders of the series of debt securities in the applicable section of the Indenture;

  •
  modify any of the provisions in the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the series of debt securities except to increase any percentage vote required or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

  •
  modify any of the above provisions.

        We and the Trustee may modify or amend each Indenture and the series of debt securities without the consent of any holder in order to, among other things:

  •
  provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

  •
  add to our covenants for the benefit of the holders of the series of debt securities or to surrender any right or power conferred upon us by the Indenture;

  •
  provide for a successor Trustee with respect to the series of debt securities;

  •
  cure any ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Indenture which will not adversely affect the interests of the holders of the series of debt securities;

  •
  change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the Indenture;

  •
  add any additional events of default with respect to the series of debt securities;

  •
  provide for conversion or exchange rights of the holders of the series of debt securities; or

  •
  make any other change that does not materially adversely affect the interests of the holders of the series of debt securities.

        The holders of at least a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the Indenture. The holders of not less than a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the Indenture with respect to the series of debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the series of debt securities or (2) in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each debt security.

        Under each Indenture, we are required to furnish the Trustee annually a statement as to performance by us of certain of our obligations under the Indenture and as to any default in such performance. We are also required to deliver to the Trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in "—Events of Default" described above.

Discharge, Defeasance and Covenant Defeasance

        We may discharge certain obligations to holders of a series of debt securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the Trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities of such series with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities of such series have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be.

        Each Indenture provides that, unless either one or both of the elections described subsequently are made inapplicable to a series of debt securities, we may elect either (1) to defease and be discharged from any and all obligations with respect to a series of debt securities (except for, among other things, the obligation to pay principal, interest and additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities of such series and other obligations to register the transfer or exchange of the debt securities of such series, to replace temporary or mutilated, destroyed, lost or stolen debt securities of such series, to maintain an office or agency with respect to the debt securities of such series and to hold moneys for payment in trust) ("legal defeasance") or (2) to be released from our obligations with respect to a series of debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities ("covenant defeasance"). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such series of debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on such series of debt securities on the scheduled due dates or any prior redemption date.

        Such a trust may only be established if, among other things:

  (1)
  the applicable legal defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the Indenture, to which we are a party or by which we are bound;

  (2)
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the series of debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to legal defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date;

  (3)
  with respect to registered securities and any bearer securities for which the place of payment is within the U.S., we have delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of legal defeasance, must refer to and be based upon a letter ruling of the U.S. Internal Revenue Service (the "IRS") received by us, a Revenue Ruling published by the IRS or a change in applicable U.S. federal income tax law occurring after the date of the Indenture; and

  (4)
  with respect to legal defeasance, we have delivered to the Trustee an officers' certificate as to solvency and the absence of intent of preferring holders over our other creditors.

        "Government Obligations" means debt securities which are (1) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S. the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt.

        In the event we effect covenant defeasance with respect to the debt securities of a series and the debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

        Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the Indenture to be then due and payable.

        We will not be required to pay any additional amounts for or on account of:

  (1)
  any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

  (2)
  any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

  (3)
  any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

  (4)
  any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings, or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

  (5)
  any combination of items (1), (2), (3) and (4).

        In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

        Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the Trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

        The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

        So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

        Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the Trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

        The Indentures provide that if:

  (1)
  the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable Indenture and a successor depositary is not appointed by us within 90 days of written notice;

  (2)
  we determine that the debt securities of a particular series will no longer be represented by global securities and execute and deliver to the Trustee a company order to such effect; or

  (3)
  an Event of Default with respect to a series of the debt securities has occurred and is continuing,

        global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

        Such definitive debt securities will be registered in such name or names as the depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

        Each Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

        Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Mellon is to be the Trustee and paying agent under each Indenture and is one of a number of banks with which Montpelier Re Holdings Ltd. and its subsidiaries maintain banking relationships in the ordinary course of business.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES

Limitations on Liens on Stock of Subsidiaries

        Under the Indenture, we will covenant that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock (as defined below) of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured.

        For purposes of the Indenture, "capital stock" of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

        The term "Designated Subsidiary" means any present or future consolidated subsidiary of ours, the consolidated book value (otherwise known as shareholder's equity) of which constitutes at least 10% of our total consolidated book value. As of June 8, 2012, our only Designated Subsidiary was Montpelier Re.

        The term "Indebtedness" means, with respect to any person:

  (1)
  the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

  (2)
  all capitalized lease obligations of such person;

  (3)
  all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  (4)
  all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

  (5)
  all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; and

  (6)
  all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

  (7)
  any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above.

Limitations on Disposition of Stock of Designated Subsidiaries

        The Indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such Indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition of capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary that is not prohibited by this covenant may only be made for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith and (2) none of the foregoing will prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

        Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under "—Consolidation, Amalgamation, Merger and Sale of Assets" above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith.

 CERTAIN PROVISIONS APPLICABLE TO THE SUBORDINATED DEBT SECURITIES

Subordination of the Subordinated Debt Securities

        The subordinated debt securities will, to the extent set forth in the subordinated Indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. In the event of:

  (1)
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets, or

  (2)
  any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy, or

  (3)
  any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours,

the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities will be entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event.

        By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

        Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full.

        No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. The subordinated Indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated Indenture.

        The term "Senior Indebtedness" means all Indebtedness of ours outstanding at any time, except:

  (1)
  the subordinated debt securities;

  (2)
  Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

  (3)
  Indebtedness of ours owed to an affiliate of ours;

  (4)
  interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

  (5)
  trade accounts payable; and

  (6)
  any liability for income, franchise, real estate or other taxes owed or owing.

        Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        The subordinated Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

DESCRIPTION OF THE WARRANTS TO PURCHASE
COMMON SHARES OR PREFERENCE SHARES

        The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

        The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

  •
  the offering price, if any;

  •
  the aggregate number of warrants;

  •
  the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

  •
  if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

  •
  the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

  •
  a discussion of material U.S. federal income tax considerations;

  •
  the call provisions, if any;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the share warrants; and

  •
  any other terms of the share warrants.

        The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

        Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrant holder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the Financial Industry Regulatory Authority ("FINRA") or by a member of a national securities exchange), indicating the warrant holder's election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the U.S., unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrant holder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrant holder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

        The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a share dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

        Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

 DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

        The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

        The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

  •
  the offering price, if any;

  •
  the aggregate number of debt warrants;

  •
  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

  •
  if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

  •
  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

  •
  a discussion of material U.S. federal income tax considerations;

  •
  whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

  •
  the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

  •
  the antidilution provisions of the debt warrants; and

  •
  any other terms of the debt warrants.

        Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable Indenture except as otherwise provided in the applicable Indenture.

Exercise of Debt Warrants

        Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of FINRA or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrant holder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

 MATERIAL TAX CONSIDERATIONS

        The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under "Taxation of Montpelier Re Holdings Ltd., and its subsidiaries—Bermuda Taxation" and "Taxation of Common Shareholders and Holders of Debt Securities—Bermuda Taxation" is based upon the advice of Appleby (Bermuda) Limited, special Bermuda legal counsel, (ii) under "Taxation of Montpelier Re Holdings Ltd., and its subsidiaries—U.S. Taxation" and "Taxation of Common Shareholders and Holders of Debt Securities—U.S. Taxation" is based upon the advice of Cravath, Swaine & Moore LLP, our special U.S. tax counsel, and (iii) under "Taxation of Montpelier Re Holdings Ltd., and its subsidiaries—U.K. Taxation" is based upon the advice of Mayer Brown International LLP, our tax advisors in the U.K. The advice of such firms does not include any accounting matters, factual determinations, or statements as to the company's beliefs or conclusions or intentions. The discussion is based upon current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares and holders of debt securities. The tax treatment of a holder of common shares or debt securities, or of a person treated as a holder of common shares or debt securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING COMMON SHARES OR DEBT SECURITIES. THIS DISCUSSION ADDRESSES THE TAX CONSEQUENCES OF AN INVESTMENT IN COMMON STOCK AND DEBT SECURITIES, BUT DOES NOT ADDRESS TAX CONSIDERATIONS RELEVANT TO AN INVESTMENT IN OTHER OFFERED SECURITIES. THIS DISCUSSION IS FURTHER SUBJECT TO ANY ADDITIONAL DISCUSSION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT. ACCORDINGLY, PROSPECTIVE INVESTORS SHOULD CONSULT THE APPLICABLE PROSPECTUS SUPPLEMENT FOR ANY ADDITIONAL DISCUSSION REGARDING U.S. FEDERAL INCOME TAXATION.

Taxation of Montpelier Re Holdings Ltd., and its subsidiaries

Bermuda Taxation

        Under current Bermuda law, there is no income tax or capital gains tax payable by us, Montpelier Re and Blue Water Re. Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re have each obtained from the Minister of Finance of Bermuda under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to Montpelier Re Holdings Ltd., to Montpelier Re, to Blue Water Re or to any of their operations or their shares, debentures or other obligations, until March 31, 2035, provided that such exemption shall not prevent the application of any such tax or duty to such persons as are ordinarily resident in Bermuda (Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re are not so currently affected) and shall not prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967, or otherwise payable in relation to land in Bermuda leased to Montpelier Re Holdings Ltd., Montpelier Re or Blue Water Re. Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re each pay annual Bermuda government fees, and Montpelier Re and Blue Water Re each pay annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

U.K. Taxation

Residence and Permanent Establishment

        Except for Montpelier Holdings Limited, Montpelier Marketing Services Limited, Montpelier Capital Limited, Montpelier Underwriting Agencies Limited, Montpelier Underwriting Services Limited, and Paladin Underwriting Agency Limited (collectively, the "Montpelier U.K. Subsidiaries"), no subsidiary of Montpelier (all subsidiaries together, the "Group") is incorporated in the U.K. Accordingly, no member of the Group, other than the Montpelier U.K. Subsidiaries, should be treated as being resident in the U.K. unless that member's central management and control is exercised in the U.K. The concept of central management and control is indicative of the highest level of control of a company, which is a question of fact. Each member of the Group, other than the Montpelier U.K. Subsidiaries, intends to manage its affairs so that it is not resident in the U.K. for U.K. tax purposes.

        A company not resident in the U.K. for corporation tax purposes can nevertheless be subject to U.K. corporation tax if it carries on a trade through a permanent establishment in the U.K., but the charge to U.K. corporation tax is limited to profits attributable to such permanent establishment.

        Each member of the Group, other than the Montpelier U.K. Subsidiaries and Montpelier Technical Resources Ltd., intends to operate in such a manner so that it does not carry on a trade in the U.K. through a permanent establishment. Nevertheless, because neither case law nor U.K. statute definitively defines the activities that constitute trading in the U.K. through a permanent establishment, the U.K. taxation authorities might contend successfully that any member of the Group, other than the Montpelier U.K. Subsidiaries, is trading in the U.K. through a permanent establishment in the U.K. Montpelier Technical Resources Ltd. (a U.S. incorporated company) ("MTRL") entered into an Infrastructure Agreement and a Secondment Agreement (with effect from January 1, 2012) with Montpelier Underwriting Services Limited ("MUSL"), one of the Montpelier U.K. Subsidiaries, whereby MUSL will provide to MTRL: (1) premises in central London (at the same address as MUSL); (2) office facilities; (3) equipment; (4) various support services including information technology; and, (5) staff seconded from MUSL, to enable MTRL to carry on business from the U.K. Subject to the attribution principle described above, MTRL may be treated as trading in the U.K. through a permanent establishment in the U.K. (the "MTRL U.K. PE").

        If any of the Montpelier U.S. subsidiaries qualifying for benefits under the double tax treaty between the U.K. and the U.S. were trading in the U.K. through a permanent establishment, they would only be subject to U.K. corporation tax if the permanent establishment constituted a permanent establishment for the purposes of that treaty and then only to the extent that any profits were attributable to that permanent establishment in the U.K.

        The U.K. has no double tax treaty with Bermuda.

        There are circumstances in which companies that are neither resident in the U.K. nor entitled to the protection afforded by a double tax treaty between the U.K. and the jurisdiction in which they are resident may be exposed to income tax in the U.K. (other than by deduction or withholding) on the profits of a trade carried on there even if that trade is not carried on through a permanent establishment, but each member of the Group intends to operate in such a manner that none of them will fall within the charge to income tax in the U.K. (other than by deduction or withholding) in this respect.

U.K. Corporation Tax

        The Montpelier U.K. Subsidiaries are subject to, and the MTRL U.K. PE may be subject to, U.K. taxation on their profits computed in accordance with U.K. tax law. Any U.S. or other foreign tax paid on the same profits will, subject to normal restrictions on foreign tax credits in the U.K., be credited against U.K. taxes payable in respect of those profits.

        Any change in U.K. tax law or in the practice of the U.K. tax authorities or the way that foreign tax credits are allocated may affect the Montpelier U.K. Subsidiaries' U.K. tax charge and any U.K. tax charge on the MTRL U.K. PE.

U.S. Taxation

        Montpelier Re Holdings Ltd., Montpelier Re and Blue Water Re currently intend to conduct substantially all of their operations in Bermuda or elsewhere outside the U.S. and to limit their U.S. contacts so that they will not be engaged in a trade or business in the U.S. However, because there is no definitive authority regarding activities that constitute being engaged in a trade or business in the U.S. for U.S. federal income tax purposes, there can be no assurance that the IRS will not contend, perhaps successfully, that Montpelier Re Holdings Ltd., Montpelier Re or Blue Water Re is engaged in a trade or business in the U.S. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax at a current maximum rate of 35%, as well as the branch profits tax at a current rate of 30%, on its income that is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under a tax treaty, as discussed below.

        If either Montpelier Re or Blue Water Re is entitled to the benefits of the income tax treaty between Bermuda and the U.S. (the "Treaty") relating to certain insurance income, Montpelier Re or Blue Water Re will not be subject to U.S. income tax on any of such insurance income found to be effectively connected with a U.S. trade or business except to the extent that such trade or business is conducted through a permanent establishment in the U.S. No regulations interpreting the Treaty have been issued. Montpelier Re and Blue Water Re currently intend not to have a permanent establishment in the U.S., although there can be no assurance that Montpelier Re or Blue Water Re will achieve this result.

        Montpelier Re and Blue Water Re will be entitled to the benefits of the Treaty if (i) more than 50% of its shares are beneficially owned, directly or indirectly, by any combination of Bermuda residents or U.S. citizens or residents and (ii) its income is not used in substantial part to make distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. There can be no assurance that Montpelier Re or Blue Water Re will be eligible for Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of its beneficial shareholders.

        The Internal Revenue Code (the "Code") treats foreign insurance companies carrying on an insurance business within the U.S. as having a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If either Montpelier Re or Blue Water Re is considered to be engaged in the conduct of an insurance business in the U.S. and is not entitled to the benefits of the Treaty in general (e.g. because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of their investment income to U.S. income tax. In addition, while the Treaty clearly applies to premium income, it is uncertain whether the Treaty applies to other income such as investment income. If either Montpelier Re or Blue Water Re is considered engaged in the conduct of an insurance business in the U.S. and is entitled to the benefits of the Treaty in general, but the Treaty is interpreted to not apply to investment income, a significant portion of their investment income could be subject to U.S. income tax.

        Foreign corporations not engaged in a trade or business in the U.S. are nonetheless subject to U.S. income tax imposed by withholding, generally at a 30% rate, on the gross amount of certain "fixed or determinable annual or periodical gains, profits and income" derived from sources within the U.S. (such as dividends and certain interest on debt investments).

        The U.S. also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the U.S. The rates of tax applicable to premiums paid to Montpelier Re or Blue Water Re are 4% for casualty insurance premiums and 1% for reinsurance premiums.

        Montpelier Capital Ltd. is subject to a closing agreement between Lloyd's and the IRS. Pursuant to this closing agreement, Montpelier Capital Ltd. will be subject to U.S. net income taxation with respect to a portion of its income.

Taxation of Common Shareholders and Holders of Debt Securities

Bermuda Taxation

Taxation of Shareholders

        Currently, there is no Bermuda withholding tax on dividends paid by Montpelier Re Holdings Ltd.

Taxation of Holders of Debt Securities

        Currently, there is no Bermuda withholding tax on interest paid by Montpelier Re Holdings Ltd.

U.S. Taxation

        The following is a discussion of the material U.S. federal income tax consequences of purchasing, owning and disposing of common shares and debt securities, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to acquire such shares or debt securities.

        The discussion applies only if you purchase common shares or debt securities for cash at the stated offering price and you hold common shares or debt securities as capital assets for tax purposes. It does not describe all of the tax consequences that may be relevant to holders subject to special rules, such as:

  •
  certain financial institutions;

  •
  insurance companies;

  •
  dealers and traders in securities or foreign currencies;

  •
  persons holding common shares as part of a hedge, straddle, conversion transaction or other integrated transaction;

  •
  persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

  •
  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  •
  regulated investment companies;

  •
  real estate investment trusts;

  •
  persons liable for the alternative minimum tax;

  •
  tax-exempt organizations; or

  •
  except as explicitly stated below, persons that own or are deemed to own ten percent or more of our, Montpelier Re's or Blue Water Re's voting shares.

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. Please consult your own tax advisors concerning the U.S.

federal, state, local and foreign tax consequences of purchasing, owning and disposing of common shares and debt securities in your particular circumstances.

        The discussion below applies to you only if you are a U.S. Holder. A "U.S. Holder" is a beneficial owner of common shares or debt securities that is for U.S. federal income tax purposes:

  •
  a citizen or resident of the U.S.;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the U.S. or any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        If a partnership holds common shares or debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares or debt securities, you should consult your tax advisor.

Taxation of Shareholders

        Taxation of Dividends.    Subject to the discussions below relating to the potential application of the controlled foreign corporation ("CFC"), related person insurance income ("RPII") and passive foreign investment company ("PFIC") rules, cash distributions, if any, made with respect to the common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits (as computed under U.S. tax principles). If our common shares are listed on the NYSE and we are not a PFIC (as discussed below), dividends received by noncorporate U.S. Holders on common shares should constitute qualified dividend income that is subject to U.S. federal income tax at a preferential maximum rate of 15%, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. However, if our common shares are not listed on the NYSE or we are a PFIC, dividends on the common shares will be taxed at the rates applicable to ordinary income. In the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer on or after January 1, 2013 will be taxed at rates applicable to ordinary income. Any dividend on our common shares will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. To the extent the distributions exceed our earnings and profits, they will be treated first as a return of the shareholder's basis in the common shares to the extent thereof, and then as gain from the sale of a capital asset, subject to the discussions below regarding the potential application of the CFC, RPII and PFIC rules.

        Controlled Foreign Corporations.    A foreign corporation is considered a CFC if, on any day of the foreign corporation's taxable year, 10% U.S. Shareholders (as defined below) own (directly, indirectly through foreign entities or by attribution by application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or more than 50% of the total value of all stock of such corporation. For purposes of taking into account certain insurance income, the term CFC also generally includes a foreign insurance company in which more than 25% of the total combined voting power of all classes of voting stock or more than 25% of the total value of all the stock is owned by 10% U.S. Shareholders. A "10% U.S. Shareholder" is a U.S. person who owns (directly, indirectly through foreign entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. Because of the provisions in our organizational documents that limit voting power and other factors, we do not believe that any U.S. person who acquires shares of Montpelier Re Holdings Ltd. in an offering pursuant to this prospectus should be treated as owning (directly, indirectly through foreign entities, or constructively), 10% or more of the total voting power of all classes of voting stock of Montpelier Re

Holdings Ltd. or any of its non-U.S. subsidiaries. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

        Each 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income", even if the subpart F income is not distributed. "Subpart F income" of a foreign insurance corporation typically includes, among other items, passive income such as interest and dividends as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC's country of incorporation.

        The RPII Provisions.    A different definition of CFC is applicable in the case of a foreign corporation which earns RPII. RPII is any "insurance income" (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "RPII Holder" (as defined below) or a "related person" to such a holder. For purposes of inclusion of the RPII of Montpelier Re or Blue Water Re in the income of U.S. Holders, the term "RPII Holder" includes any U.S. person who owns directly or indirectly any amount of our shares, and we will be treated as a controlled foreign corporation for RPII purposes (a "RPII CFC") if, on any day of our taxable year, such persons are treated as owning 25% or more of our shares by vote or value. In general, U.S. Holders will be treated as RPII Holders. Generally, the term "related person" for purposes of the RPII rules means a person who controls or is controlled by the RPII Holder or who is controlled by the same person or persons that control the RPII Holder. Control is measured by either more than 50% in value or more than 50% in voting power of stock, applying certain constructive ownership principles.

        RPII Exceptions.    The special RPII rules will not apply to Montpelier Re or Blue Water Re if (i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning (directly or indirectly) less than 20% of the voting power and less than 20% of the value of the shares of Montpelier Re or Blue Water Re or (ii) RPII, determined on a gross basis, is less than 20% of Montpelier Re's or Blue Water Re's gross insurance income for the taxable year. While there can be no assurance, we believe that Montpelier Re's or Blue Water Re's gross RPII as a percentage of gross insurance income will be below the 20% threshold for the foreseeable future.

        Computation of RPII.    For any year in which Montpelier Re's or Blue Water Re's gross RPII is 20% or more of its gross insurance income for the year and no other exception to application of the RPII rules applies, we may also seek information from our shareholders as to whether direct or indirect owners of shares at the end of the year are U.S. persons so that the RPII may be determined and apportioned among such persons; to the extent we are unable to determine whether a direct or indirect owner of shares is a U.S. person, we may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all known RPII Holders.

        If, as believed, Montpelier Re's or Blue Water Re's RPII is less than 20% of its gross insurance income, U.S. Holders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a U.S. Holder, if any, will be based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

        Apportionment of RPII to U.S. Holders.    Every U.S. Holder who owns (directly or indirectly) common shares on the last day of any taxable year of Montpelier Re or Blue Water Re in which (i) Montpelier Re or Blue Water Re was a RPII CFC for an uninterrupted period of 30 days or more, (ii) Montpelier Re's or Blue Water Re's gross insurance income constituting RPII for that year equals or exceeds 20% of its gross insurance income and (iii) Montpelier Re's or Blue Water Re's direct and indirect insureds and persons related to such insureds are treated as owning (directly or indirectly) 20%

or more of the voting power or value of our shares, should expect that for such year the U.S. Holder will be required to include in gross income its share of Montpelier Re's or Blue Water Re's RPII for the portion of the taxable year during which we were a RPII CFC, whether or not distributed, even though it may not have owned the shares throughout such period. A U.S. Holder who owns (directly or indirectly) common shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of our RPII. The U.S. Holder's share of the RPII for the portion of the taxable year during which Montpelier Re or Blue Water Re was a RPII CFC will be determined as if all such RPII were distributed proportionately only to such RPII Holders at that date, but limited by each such RPII Holder's share of our current-year earnings and profits as reduced by the RPII Holder's share, if any, of certain prior-year deficits in earnings and profits.

        Basis Adjustments.    A U.S. Holder's tax basis in its common shares will be increased by the amount of any RPII that the holder includes in income. The holder may exclude from income the amount of any distributions by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The U.S. Holder's tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income.

        Sale, Exchange or Other Disposition of Common Shares.    Subject to the discussions below relating to the potential application of the CFC, RPII and PFIC rules, U.S. Holders of common shares generally will recognize U.S. source capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of common shares. Capital gains of individuals in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

        Section 1248 of the Code generally provides that if a U.S. person sells or exchanges stock in a foreign corporation and such person is a 10% U.S. Shareholder at any time during the 5-year period ending on the date of the sale or exchange when such foreign corporation was a CFC, any gain from such sale or exchange may be treated as dividend income to the extent of the CFC's earnings and profits attributable to such shares during the period that the shareholder held the shares (with certain adjustments). A 10% U.S. Shareholder will be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs.

        Section 953(c)(7) of the Code provides that Section 1248 dividend treatment also applies to the sale or exchange of shares by U.S. shareholders in a foreign corporation characterized as a CFC under the RPII rules if the foreign corporation would be treated as an insurance company if it were a U.S. corporation, regardless of whether the U.S. shareholder is a 10% U.S. Shareholder or whether the corporation qualifies for either the RPII 20% ownership exception or the RPII 20% gross income exception, to the extent of the RPII Holder's share of the corporation's earnings and profits during the period that the RPII Holder held the shares (with certain adjustments) and while such entity was a RPII CFC. A RPII Holder may in certain circumstances be required to report a disposition of shares of a RPII CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Existing U.S. Treasury Department regulations in proposed form do not address whether these rules would apply when the foreign corporation (such as Montpelier Re Holdings Ltd.) is not a RPII CFC but the foreign corporation has a subsidiary (such as Montpelier Re or Blue Water Re) that is a RPII CFC or that would be taxed as an insurance company if it were a domestic corporation.

        We intend to take the position that these rules will not apply to dispositions of common shares because Montpelier Re Holdings Ltd. will not be directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of common shares.

        Uncertainty as to Application of the RPII Rules.    The RPII provisions of the Code have never been interpreted by the courts or the U.S. Treasury Department. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of the RPII provisions by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified, and the meaning of the RPII provisions and the application thereof to us and to Montpelier Re or Blue Water Re is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. Holder who is considering an investment in common shares should consult its tax advisor as to the effects of these uncertainties.

        Tax-Exempt Shareholders.    Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of the unrelated business taxable income provisions of the Code. A tax-exempt organization that is treated as a 10% U.S Shareholder or a RPII Holder also must file IRS Form 5471 in the circumstances described above.

        Passive Foreign Investment Companies.    In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes "passive income" or (ii) 50% or more of its assets produce, or are held for the production of, passive income. For purposes of the PFIC test, passive income generally includes interest, dividends, annuities and other investment income.

        Based on the nature and composition of our income, assets and business, we believe that Montpelier Re Holdings Ltd. is not a PFIC for U.S. federal income tax purposes. The PFIC provisions contain a look-through rule under which a foreign corporation is treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the value of the stock. Accordingly, for purposes of determining whether Montpelier Re Holdings Ltd. is a PFIC, Montpelier Re Holdings Ltd. will be treated as if it received the income of and held the assets of Montpelier Re and Blue Water Re. The PFIC statutory provisions contain special rules for corporations engaged in the "active conduct of an insurance business"; however, there are no regulations interpreting the application of the PFIC rules to an insurance company and there is no explicit guidance on the application of these provisions to our situation. Regulations interpreting these rules may be forthcoming and could have a negative impact on a U.S. Holder who holds common shares. Because of the uncertainty in the proper application of these rules and because PFIC status depends upon the composition of a company's income and assets and the market value of its assets (including, among others, less than 25 percent-owned equity investments) from time to time, there can be no assurance that we will not be considered a PFIC for any taxable year.

        If we were to be treated as a PFIC for any taxable year, gain recognized by a U.S. Holder on a disposition of our common stock would be allocated ratably over the U.S. Holder's holding period for the common shares. The amounts allocated to the taxable year of the disposition and to any year before we became a PFIC would be taxed as ordinary income. The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect during such year for individuals or corporations, as appropriate, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of our common shares in excess of 125 percent of the average of the annual distributions on our common shares received by the U.S. Holder during the preceding three years or the U.S. Holder's holding period, whichever is shorter, would be subject to taxation as described above. In addition, if we and Montpelier Re or Blue Water Re were treated as PFICs, U.S. Holders of our common shares could, under proposed Treasury Department regulations, be subject to taxation as described above upon our sale of Montpelier Re or Blue Water Re stock or our receipt of a distribution paid from Montpelier Re or Blue Water Re. Certain elections may be available (including a mark to market election) to U.S. persons that may mitigate the adverse consequences resulting from PFIC status. Each U.S. Holder who is considering an investment in common shares should consult its tax advisor as to the effects of these rules.

        Foreign Tax Credit.    In the event that U.S. persons own at least 50% of our shares, only a portion of the dividends paid by us (including any gain from the sale of our shares that is treated as a dividend under Section 1248 of the Code) will be treated as foreign source income for purposes of computing a shareholder's U.S. foreign tax credit limitation. It is likely that substantially all of any RPII and dividends that are foreign source income will constitute "passive category income" for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Taxation of Holders of Debt Securities

        Payments of Interest.    Interest paid on a debt security will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes provided that the interest is qualified stated interest (as defined below).

        In the event that U.S. persons own at least 50% of our shares, only a portion of the interest income earned by a U.S. Holder with respect to a debt security will be treated as foreign source income for U.S. federal income tax purposes, which may be relevant to a U.S. Holder in calculating the U.S. Holder's foreign tax credit limitation. It is likely that substantially all of any interest income that is foreign source income will constitute "passive category income" for foreign tax credit limitation purposes. Thus, it may not be possible for most U.S. Holders to utilize excess foreign tax credits to reduce U.S. tax on such income.

        Special rules governing the treatment of interest paid with respect to original issue discount debt securities, including certain floating rate debt securities, are described under "Original Issue Discount" below.

        Original Issue Discount.    A debt security that is issued at an issue price less than its "stated redemption price at maturity" will be considered to have been issued at an original issue discount for U.S. federal income tax purposes (and will be referred to as an "original issue discount debt security") unless the debt security satisfies a de minimis threshold (as described below) or is a short-term debt security (as defined below). The "stated redemption price at maturity" of a debt security will equal the sum of all payments required under the debt security other than payments of "qualified stated interest". "Qualified stated interest" is stated interest unconditionally payable as a series of payments (other than in debt instruments of the issuer) at least annually during the entire term of the debt security and equal to the outstanding principal balance of the debt security multiplied by a single fixed rate of interest or, subject to certain conditions, based on one or more indices.

        Floating rate debt securities providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, an objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate will have qualified stated interest if interest is unconditionally payable at least annually during the term of the debt security at a rate that is considered to be a single qualified floating rate or a single objective rate under the following rules. If a floating rate debt security provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of one percent of each other. If the floating rate of a debt security does not meet these requirements, then the debt security will be treated as a contingent payment debt instrument, as described below.

        If the difference between a debt security's stated redemption price at maturity and its issue price is less than a de minimis amount, i.e., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, then the debt security will not be considered to have original issue discount.

        A U.S. Holder of original issue discount debt securities will be required to include any qualified stated interest payments in income in accordance with the U.S. Holder's method of accounting for federal income tax purposes. U.S. Holders of original issue discount debt securities that mature more than one year from their date of issuance will be required to include original issue discount in income for federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income. Under this method, U.S. Holders of original issue discount debt securities generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        A U.S. Holder may make an election to include in gross income all interest that accrues on any debt security (including stated interest, original issue discount, de minimis original issue discount and certain other items) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

        A debt security that matures one year or less from its date of issuance (a "short-term debt security") will be treated as being issued at a discount and none of the interest paid on the debt security will be treated as qualified stated interest. In general, a cash method U.S. Holder of a short-term debt security is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. U.S. Holders who so elect and certain other U.S. Holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant yield method based on daily compounding. In the case of a U.S. Holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange or retirement of the short-term debt security will be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. Holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term debt securities in an amount not exceeding the accrued discount until the accrued discount is included in income.

        Under applicable U.S. Treasury Department regulations, if the Company has an unconditional option to redeem a debt security prior to its stated maturity date, this option will be presumed to be exercised if, by utilizing any date on which the debt security may be redeemed as the maturity date and the amount payable on that date in accordance with the terms of the debt security as the stated redemption price at maturity, the yield on the debt security would be lower than its yield to stated maturity. If this option is not in fact exercised, the debt security would be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new debt security were issued, on the presumed exercise date for an amount equal to the debt security's adjusted issue price on that date.

        Contingent Payment Debt Instruments.    Special rules govern the tax treatment of debt obligations that are treated under applicable U.S. Treasury Department regulations as providing for contingent payments ("contingent payment debt instruments"). The proper U.S. federal income tax treatment of debt securities that are treated as contingent payment debt instruments will be more fully described in the applicable Prospectus Supplement.

        Foreign Currency Instruments.    The rules applicable to debt securities that are denominated in a currency or currency unit other than the U.S. dollar ("foreign currency instruments") could require some or all of the gain or loss on the sale, exchange or other disposition of a foreign currency instrument to be recharacterized as ordinary income or loss. The rules applicable to foreign currency instruments are complex and their application may depend on the holder's particular U.S. federal income tax situation. The proper U.S. federal income tax treatment of foreign currency instruments will be more fully described in the applicable Prospectus Supplement.

        Sale, Exchange or Retirement of Debt Securities.    Upon the sale, exchange or retirement of a debt security, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the U.S. Holder's adjusted tax basis in the debt security. Gain or loss, if any, will generally be U.S. source income for purposes of computing a U.S. Holder's foreign tax credit limitation. For these purposes, the amount realized does not include any amount attributable to accrued interest. Amounts attributable to accrued interest are treated as interest as described under "Payments of Interest" above.

        Except as described below, gain or loss realized on the sale, exchange or retirement of a debt security will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the debt security has been held for more than one year. Exceptions to this general rule apply in the case of a short-term debt security to the extent of any accrued discount not previously included in the Holder's taxable income. See "Original Issue Discount" above.

Information Reporting and Backup Withholding

        Under certain circumstances, U.S. Persons owning shares in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required by (1) a person who is treated as a RPII Holder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the shares on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires shares in a foreign corporation and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC.

        Information returns may be filed with the IRS in connection with payments on the common shares and debt securities and the proceeds from a sale or other disposition of the common shares and debt securities. A U.S. Holder may be subject to U.S. backup withholding tax on these payments if the U.S. Holder fails to provide its taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder's U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

U.S. Return Disclosure Requirements for U.S. Individual Holders

        Under recently adopted legislation, individuals who are U.S. Holders who hold certain specified foreign financial assets with values in excess of certain dollar thresholds are required to report such assets on IRS Form 8938 with their U.S. federal income tax return subject to certain exceptions (including an exception for foreign assets held in accounts maintained by U.S. financial institutions). Shares in a foreign corporation, including our common shares and preferred shares, are specified foreign assets for this purpose and debt securities may be treated as specified foreign assets. Penalties apply for failure to properly complete and file Form 8938. You are encouraged to consult with your tax advisor regarding the filing of this form.

European Union Savings Tax Directive

        Under EC Council Directive 2003/48/EC on the taxation of savings income (the "Directive"), Member States are required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within the jurisdiction of the first Member State to, or collected by such a person for, an individual (or certain other types of person) resident in that other Member State. However, for a transitional period, Austria and Luxembourg are instead required (unless during that period they elect otherwise) to apply a withholding system in relation to such payments, deducting tax at rates rising over time to 35% (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries (including Switzerland), and certain dependent or associated territories of certain Member States, have adopted similar measures (either provision of information or transitional withholding).

        On September 15, 2008 the European Commission issued a report to the Council of the European Union on the operation of the Directive, which included the Commission's advice on the need for changes to the Directive. On November 13, 2008 the European Commission published a more detailed proposal for amendments to the Directive, which included a number of suggested changes. The European Parliament approved an amended version of this proposal on April 24, 2009. If any of those proposed changes are made in relation to the Directive, they may amend or broaden the scope of the requirements described above.

SELLING SHAREHOLDERS

        We are registering for resale an indeterminate number of our common shares held by certain of our shareholders to be named in a prospectus supplement.

        The prospectus supplement for any offering of our common shares by the selling shareholders hereunder will include, among other things, the following information:

  •
  the name of the each selling shareholder;

  •
  the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

  •
  the number of common shares held by each selling shareholder prior to the offering;

  •
  the number of common shares to be offered for each selling shareholder's account; and

  •
  the number, and, if applicable, the percentage of common shares held by each of the selling shareholders before and after the offering.

 PLAN OF DISTRIBUTION

Distributions by Montpelier Re Holdings Ltd.

        We and, if applicable, certain of our selling shareholders may sell offered securities in any one or more of the following ways from time to time:

  (1)
  through agents;

  (2)
  to or through underwriters;

  (3)
  through dealers; or

  (4)
  directly to purchasers.

        The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

        If offered securities are sold by means of an underwritten offering, we and, if applicable, certain of our selling shareholders, will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

        Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

        If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and, if applicable, certain of our selling shareholders, will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

        Offers to purchase offered securities may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

        We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

        Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements to indemnification against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

        If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

        Each series of offered securities will be a new issue and, other than the common shares and the preferred shares which are listed on the New York Stock Exchange and the Bermuda Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares and the preferred shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

        Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

 WHERE YOU CAN FIND MORE INFORMATION

General

        We have filed with the SEC, a registration statement on Form S-3 under the Securities Act with respect to the common shares, preference shares, debt securities and warrants offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

        We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC's web site or at our web site, the address of which is http://www.montpelierre.bm. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

  (1)
  Our Current Reports on Form 8-K filed on March 2, 2012, April 25, 2012 and May 18, 2012 (in each case, to the extent the information therein has been filed and not furnished);

  (2)
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012;

  (3)
  Our Annual Report on Form 10-K for the year ended December 31, 2011;

  (4)
  The description of the Company's common shares contained in the registration statement on Form 8-A, filed with the Commission on October 7, 2002 pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

  (5)
  The description of the Company's Preferred Shares contained in the registration statement on Form 8-A, filed with the Commission on May 10, 2011 pursuant to Section 12(b) of the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description.

        To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits to the Registration Statement) call or write us at the following address: Montpelier Re Holdings Ltd., Montpelier House, 94 Pitt's Bay Road, Hamilton, HM 08, Bermuda, (441) 296-5550.

VALIDITY OF SECURITIES

        Certain matters as to U.S. law with respect to the validity of certain of the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP. Certain matters as to Bermuda law with respect to the validity of certain of the offered securities will be passed upon for us by Appleby (Bermuda) Limited, special Bermuda counsel to the Company. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 ENFORCEMENT OF CIVIL LIABILITIES UNDER
U.S. FEDERAL SECURITIES LAWS AND OTHER MATTERS

        We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the U.S., and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the U.S. Therefore, it may be difficult for investors to effect service of process within the U.S. upon our non-U.S. directors and officers or to recover against our Company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the U.S. with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of the securities made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

        We have been advised by Appleby (Bermuda) Limited, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, who reside outside the U.S. predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. We have also been advised by Appleby (Bermuda) Limited that there is no treaty in effect between the U.S. and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy.

        Prior to an offering, we will deliver a copy of this prospectus, together with any accompanying prospectus supplement, to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the Bermuda Monetary Authority and the Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.